UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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American Apparel, Inc.
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American Apparel®

May ___, 2012
Dear Fellow Stockholder:
We are pleased to invite you to the 2012 Annual Meeting of Stockholders of American Apparel, Inc., to be held on June 28, 2012, at 10:00 a.m., Pacific Time, at the headquarters of American Apparel, Inc. at 747 Warehouse Street, Los Angeles, California 90021.
The matters to be considered and voted upon at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter.
Under the rules of the Securities and Exchange Commission, we our providing access to our 2012 Annual Meeting materials, which include the accompanying Proxy Statement and our 2011 Annual Report on Form 10-K, over the Internet in lieu of mailing printed copies. We will begin mailing, on or about May ___, 2012, a “Notice of Internet Availability of Proxy Materials” to our stockholders. The Notice of Internet Availability of Proxy Materials (which is different than the Notice of Annual Meeting of Stockholders that accompanies this letter) will contain instructions on how to access and review the 2012 Annual Meeting materials and vote online. The Notice of Internet Availability of Proxy Materials also will contain instructions on how you can request a printed copy of the 2012 Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner.
It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached Proxy Statement and vote your shares as soon as possible.
Thank you for your continued support of American Apparel.

Sincerely,

/s/ DOV CHARNEY
Dov Charney
Chairman of the Board

AMERICAN APPAREL, INC.
747 Warehouse Street
Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 28, 2012

Time and Date:	10:00 a.m., Pacific Time, on Thursday, June 28, 2012

Place:	American Apparel, Inc. headquarters located at 747 Warehouse Street, Los Angeles, California 90021

Items of Business:
1. To elect Alberto Chehebar and William Mauer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director's earlier death, resignation or removal.

2. To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2012.

3. To approve an amendment to the Existing Lion Warrants to (i) extend the expiration date of the Existing Lion Warrants from February 18, 2018 to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Existing Lion Warrant or the Lion Credit Agreement (as such terms are defined below), by $0.25 per share in the event of the Company's failure to achieve certain specified quarterly levels of EBITDA.

4. To consider and transact such other business as may properly come before the Annual Meeting.
Board of Directors Recommendation: The Board of Directors recommends that you vote “FOR” the election of each nominee for the Board of Directors and “FOR” Items 2 and 3.
Adjournments and Postponements: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date: You are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof only if you were a holder of record of shares of American Apparel, Inc. common stock as of the close of business on May ___, 2012. If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how you can direct that organization to vote your shares.
Internet Access to Proxy Materials: Under rules adopted by the Securities and Exchange Commission, we are providing access to our 2012 Annual Meeting materials, which include the accompanying Proxy Statement and our 2011 Annual Report on Form 10-K, over the Internet in lieu of mailing printed copies. We will begin mailing, on or about May ___, 2012, a “Notice of Internet Availability of Proxy Materials” (which is different than this Notice of Annual Meeting of Stockholders) to our stockholders. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the 2012 Annual Meeting materials and vote online. The Notice of Internet Availability of Proxy Materials also will contain instructions on how you can request a printed copy of the 2012 Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are beneficial owner.
Voting: Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and our 2011 Annual Report on Form 10-K and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials and the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on page 1 of the accompanying Proxy Statement.

Admission: Space limitations make it necessary to limit attendance at the Annual Meeting to stockholders and one guest. If your shares are held in an account at a brokerage firm, bank or similar organization and you wish to attend the Annual Meeting, you must obtain a letter from that brokerage firm, bank or similar organization confirming your beneficial ownership of the shares as of the record date and bring it to the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the Annual Meeting.
The Annual Meeting will begin promptly at 10:00 a.m., Pacific Time.
Registration will begin at 9:30 a.m., Pacific Time.

Sincerely,

/s/ Glenn A. Weinman

Glenn A. Weinman

Senior Vice President, General Counsel and Secretary

Los Angeles, California
May ___, 2012

AMERICAN APPAREL, INC.
747 Warehouse Street
Los Angeles, California 90021

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 28, 2012

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
Q:     Why am I receiving these materials?

A:
This proxy statement (this "Proxy Statement"), together with our Annual Report on Form 10-K for the year ended December 31, 2011 (our "Annual Report"), is being made available to stockholders commencing on or about May ___, 2012 in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of American Apparel, Inc. (the "Company" or "American Apparel") of proxies for use at the 2012 Annual Meeting of Stockholders and any adjournments or postponements thereof (the "Annual Meeting") to be held at the Company's headquarters located at 747 Warehouse Street, Los Angeles, California 90021, on Thursday, June 28, 2012, at 10:00 a.m., Pacific Time, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

Q:     Will I be receiving printed copies of the 2012 Annual Meeting materials?

A:
You will not receive printed copies unless you request them by following the instructions in the "Notice of Internet Availability of Proxy Materials" (the "Notice") that you will receive in the mail. The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. We will begin mailing the Notice to stockholders on or about May ___, 2012.

Under rules adopted by the Securities and Exchange Commission (the "SEC", we are providing access to our 2012 Annual Meeting materials, which include this Proxy Statement and our Annual Report, over the Internet in lieu of mailing printed copies. The Notice will contain instructions on how to access and review the 2012 Annual Meeting materials and vote online. This electronic access process is designed to expedite stockholders' receipt of materials, lower the cost of the Annual Meeting and help conserve natural resources. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.
The Notice also will contain instructions on how you can request a printed copy of the 2012 Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed copy in paper or via e-mail of the 2012 Annual Meeting materials and materials for future proxy solicitations. Your request to receive materials in paper or via e-mail will remain in effect until you terminate it.

Q:	I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain a separate copy of the Notice?

A:
The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company may deliver a single copy of the Notice to stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. All stockholders have the ability to access the 2012 Annual Meeting materials on the website referred to in the Notice. If you would like to receive a separate copy of the Notice, please submit your request to:

American Apparel, Inc.
Attn: Investor Relations
747 Warehouse Street
Los Angeles, California 90021
(213) 488-0226
Similarly, if you share an address with another stockholder and received multiple copies of the Notice, you may write or call us at the above address and phone number to make arrangements to receive a single copy of the Notice at the shared address in the future.
In addition, if you share the same address with another stockholder and request a printed copy of the 2012 Annual Meeting materials, you may write or call us at the above address to request that a separate copy of the 2012 Annual Meeting materials be delivered to each stockholder at the shared address.
Stockholders who hold shares in an account at a brokerage firm, bank or similar organization may contact their brokerage firm, bank or other similar organization to request information about householding.
Q:     What does it mean if I get more than one Notice?

A:
If your shares are registered differently and are in more than one account, you may receive more than one Notice. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the 2012 Annual Meeting materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
(212) 509-4000, extension 206
continentalstock.com
cstmail@continentalstock.com
Q:     How can I get electronic access to the 2012 Annual Meeting materials?

A:	The Notice will provide you with instructions regarding how to view the 2012 Annual Meeting materials on the Internet.
This Proxy Statement and our Annual Report are also available without charge on the Company's website at investors.americanapparel.net and the SEC's website at sec.gov. By referring to our website, we do not incorporate the website or any portion of the website by reference into this Proxy Statement.
The Notice will also contain instructions on how you can elect to receive future proxy materials electronically by e-mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q:     How may I obtain a copy of the Company's 2011 Annual Report on Form 10-K?
Our Annual Report will be made available over the Internet as set forth in the Notice. You may also request, without charge, a paper or e-mail copy of the Annual Report by following the instructions in the Notice. In addition, you may obtain, without charge, a copy of the Annual Report from the SEC's website at sec.gov or the Company's website at investors.americanapparel.net. By referring to our website, we do not incorporate the website or any portion of the website by reference into this Proxy Statement.
Q:     What items will be voted on at the Annual Meeting?

A:
(1) The election of each of Messrs. Chehebar and Mauer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director's earlier death, resignation or removal. This proposal is referred to as “Proposal 1.”

(2) The ratification of the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2012. This proposal is referred to as "Proposal 2."

(3) The approval of an amendment of the Existing Lion Warrants to (i) extend the expiration date of the Existing Lion Warrants from February 18, 2018 to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Existing Lion Warrant or the Lion Credit Agreement, by $0.25 per share in the event of the Company's failure to achieve certain specified quarterly levels of EBITDA. This proposal is referred to as “Proposal 3.”
(4) Such other business as may properly come before the Annual Meeting.
The stockholders of the Company have no dissenters' or appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.

Q:	How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR the election of each of Messrs. Chehebar and Mauer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director's earlier death, resignation or removal.

The Board recommends a vote FOR the ratification of Marcum LLP as our independent auditors for the year ending December 31, 2012.
The Board recommends a vote FOR the approval of an amendment to the Existing Lion Warrants to (i) extend the expiration date of the Existing Lion Warrants from February 18, 2018 to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Existing Lion Warrant or the Lion Credit Agreement, by $0.25 per share in the event of the Company's failure to achieve certain specified quarterly levels of EBITDA.
Q:     Who is entitled to vote?

A:	Only holders of record of common stock (the "Common Stock") of the Company as of the close of business on May ___, 2012 (the "Record Date") are entitled to vote at the Annual Meeting.
If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how to direct that organization to vote your shares. See "What if my shares are held in an account at a brokerage firm, bank or similar organization?" below.
Q:     How many shares can I vote?

A:
As of March 31, 2012, 105,894,584 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each record holder of Common Stock is entitled to one vote for each share held.

Q:     How do I vote?
A:    There are four ways to vote:

•
Voting in Person. To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank or similar organization, you must present a signed proxy from that organization in order to be able to vote at the Annual Meeting.

•	Voting by Internet. You may vote by proxy over the Internet by following the instructions provided in the Notice.

•
Voting by Telephone. If you requested a printed copy of the 2012 Annual Meeting materials, you may vote by proxy by calling the toll free number found on the proxy card or voting instruction form, as applicable.

•
Voting by Mail. If you requested a printed copy of the 2012 Annual Meeting materials, you may vote by proxy by mail by following the instructions on the proxy card or voting instruction form, as applicable.

Q:     Can I mark my votes on the Notice and send it back to the Company or my broker?

A:	No. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to the Company or your broker, your vote will not count.
Q:     Can I change my vote after I have voted?

A:
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again by proxy as described above (only your latest, properly completed proxy submitted, whether by mail, telephone or the Internet, prior to the Annual Meeting will be counted) or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked by delivering to the Company's Secretary at 747 Warehouse Street, Los Angeles, California 90021 a written notice of revocation prior to the Annual Meeting.

Q:     What if my shares are held in an account at a brokerage firm, bank or similar organization?

A:
If your shares are held in an account at a brokerage firm, bank or similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the record holder for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account, and that organization will provide you with instructions on how to do so. If you requested a printed copy of the 2012 Annual Meeting materials, you will receive a voting instruction form from your brokerage firm, bank or similar organization instead of a proxy card, and you should follow the instructions on the voting instruction form.

If you do not provide the organization that holds your shares with specific voting instructions, under the rules of the NYSE Amex LLC (the "NYSE Amex" in effect as of the date of this Proxy Statement, that organization generally may vote on routine matters but cannot vote on non-routine matters. Non-routine matters include Proposals 1 and 3. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of elections that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a "broker non-vote." A broker non-vote will have the effects described under "What is a quorum?" and "What is required to approve each proposal?" below.
Q:     What is a quorum?
A:     A quorum must have been established in order to consider any matter.
For Proposal 1, directors are elected by a plurality of votes cast. Therefore, the two candidates for director receiving the most votes will become directors of the Company. Stockholders may not cumulate their votes. Any broker non-votes and any proxies marked "Withhold" with respect to the election of one or more directors will not count as "votes cast" with respect to the director or directors indicated and therefore will be disregarded for purposes of determining the outcome of this proposal.
Proposal 2, the ratification of our independent auditors, requires the affirmative "for" vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal.
Proposal 3, the approval of an amendment to the Existing Lion Warrants to (i) extend the expiration date of the Existing Lion Warrants from February 18, 2018 to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Existing Lion Warrant or the Lion Credit Agreement, by $0.25 per share in the event of the Company's failure to achieve certain specified quarterly levels of EBITDA, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.
Dov Charney, the beneficial owner of approximately 43.3% of the outstanding shares of Common Stock and voting power of the Company as of March 31, 2012, has informed the Company that he intends to vote in favor of the election of Messrs. Chehebar and Mauer to the Board of Directors and in favor of Proposals 2 and 3. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see "Beneficial Ownership of Shares" herein.
Q:     How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Dov Charney, our Chairman and Chief

Executive Officer, John. J. Luttrell, our Executive Vice President and Chief Financial Officer, and Glenn A. Weinman, our Senior Vice President, General Counsel and Secretary, to vote on such matters at their discretion.

Q:	What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:
Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Company's proxy statement for the 2013 Annual Meeting of Stockholders, the written proposal must be delivered to or mailed and received by the Secretary of the Company at our principal executive offices no later than January ___, 2013. If the date of the 2013 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement instead will be a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
American Apparel, Inc.
Attn: Glenn A. Weinman, Secretary
747 Warehouse Street
Los Angeles, California 90021
(213) 488-0226

For a stockholder proposal that is not intended to be included in the Company's proxy statement for the 2013 Annual Meeting of Stockholders under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company's bylaws (the "Bylaws", must be received by the Company's Secretary:

•	Not earlier than the close of business on the 90th day prior to the 2013 Annual Meeting of Stockholders; and

•	Not later than the close of business on the 60th day prior to the 2013 Annual Meeting of Stockholders.
If less than 70 days notice or prior public disclosure of the date of the 2013 Annual Meeting of Stockholders is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 under the Exchange Act must be received no later than the close of business on the tenth day following the date on which notice of the date of the 2013 Annual Meeting of Stockholders is mailed to the stockholders or the date on which public disclosure of the date of the 2013 Annual Meeting of Stockholders is made, whichever is first.
Nomination of Director Candidates: You may propose director candidates for consideration by the Board's Nominating and Corporate Governance Committee or you may nominate director candidates directly at an annual meeting in accordance with the procedures set forth in the Bylaws, as summarized under the caption "Corporate Governance and Board Matters-Consideration of Director Nominees-Stockholder Nominees" herein.
Copy of Bylaw Provisions: You may contact the Company's Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Q:     How is the Company soliciting proxies for the Annual Meeting?

A:
This solicitation is made via the Internet on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, mail, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders.

Q:     How can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our Current

Report on Form 8-K within four business days after the Annual Meeting.

Q:	How may I communicate with the Company's Board or the non-management directors on the Company's Board?

A:	You may communicate with the Board by submitting an e-mail to the Company's Board at bod@americanapparel.net. All directors have access to this e-mail address.

PROPOSAL 1: ELECTION OF CLASS B DIRECTORS
Pursuant to the Company's certificate of incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes A, B and C). One class of directors is elected at each annual meeting of stockholders for a three-year term, and those directors will hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Bylaws authorize a Board of Directors consisting of not less than one or more than nine directors. The Board of Directors currently consists of seven members: Messrs. Dov Charney, Alberto Chehebar, David Danziger, Robert Greene, Marvin Igelman, Allan Mayer and William Mauer. We currently have two vacancies on the Board of Directors - one Class B vacancy and one Class C vacancy - which we are required to reserve for designees of Lion (as defined below) as discussed herein under “Directors and Officers.” Proxies may only be voted for the Class B Nominees and may not be voted for the election of directors to the Lion board designee vacancies.
The terms of Messrs. Chehebar and Mauer will expire at the Annual Meeting. After careful consideration of the specific experience, qualifications, attributes and skills of each director and director nominee, the Board has nominated Alberto Chehebar and William Mauer (the “Class B Nominees”) for reelection at the Annual Meeting. Messrs. Chehebar and Mauer currently meet the criteria to qualify as independent directors according to SEC regulations and NYSE Amex listing standards.
If elected, each of the Class B Nominees will serve for a term of three years and until his successor is duly elected and qualified at the 2015 Annual Meeting of Stockholders, or such director's earlier death, resignation or removal.
Each of the Class B Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. If any of the Class B Nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate in accordance with the Investment Agreement and the Investment Voting Agreement described below. In no event will the shares represented by the proxies be voted for more than two nominees at the Annual Meeting.
The names and certain information concerning each of the Class B Nominees, including their experience, qualifications, attributes and skills, are set forth below, and the names and certain information regarding the continuing directors whose terms expire in 2013 and 2014 are set forth under the heading “Directors and Executive Officers” herein.
Alberto Chehebar became a director of American Apparel on February 17, 2012 and currently serves as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Chehebar is a founder of Stilotex S.A., a Colombia-based wholesale distributor of textiles, toys, home appliances, baby clothing and baby products, where he has served as a director since 1992. Additionally, since 2006, Mr. Chehebar has served as a partner and a director of Pepe Ganga, a Colombia-based retail chain that sells toys, clothing, and household, beauty, entertainment and sports products. Mr. Chehebar has also served as a partner and a director of Blu Logistics, a Colombia-based shipping and logistics company, since 2008. Mr. Chehebar is a graduate of Manhattanville College, where he received a Bachelor of Arts with a concentration in Sociology.
The Board of Directors has considered Mr. Chehebar's experience and qualifications and determined that his considerable experience in the apparel industry at both the retail and wholesale level make him well suited to serve as a director of the company.
William Mauer became a director of American Apparel on November 28, 2011 and currently serves as a member of the Audit Committee and Compensation Committee of the Board. Mr. Mauer has been a senior partner at the law firm of Lapin Mauer since 1986. He has practiced as an attorney for 44 years, specializing in Real Estate and Financial Transactions. Mr. Mauer has also served as Governor of Bar of Quebec since 2008. Additionally, he served as a director and audit committee member of Republic National Bank from 1983 to 2000. Mr. Mauer received his law degree from McGill University and his Bachelor of Arts from Concordia University.
The Board of Directors has determined that Mr. Mauer qualifies to serve as a “financial expert” according to the requirements of SEC Regulation S-K Items 407(d)(5)(ii) and (iii). The Board of Directors has considered Mr. Mauer's experience and qualifications and determined that his extensive legal and financial expertise make him well suited to serve as a director of the company and as a member of the Audit Committee and Compensation Committee of the Board.
Vote Required
The Class B Nominees will be elected by a plurality of the votes cast at the Annual Meeting.
Dov Charney, the beneficial owner of approximately 43.3% of the outstanding shares of Common Stock and voting power of the Company as of March 31, 2012, has informed the Company that he intends to vote in favor of the election of Messrs. Chehebar and Mauer to the Board of Directors and in favor of Proposal 2. For more information on shares owned by Mr.

Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.
Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated and therefore will be disregarded for purposes of determining the outcome of the election of the Class B Nominees.
The Board of Directors unanimously recommends a vote FOR each of the Class B Nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has selected the firm of Marcum LLP (formerly Marcum & Kliegman LLP, “Marcum”) to act as the Company's independent auditors for the fiscal year ending December 31, 2012, and recommends that the stockholders vote in favor of such appointment.
Change in Accountants in 2010
On April 3, 2009, the Company's audit committee engaged Deloitte & Touche LLP (“Deloitte") as its independent registered public accounting firm to audit its financial statements for the year ended December 31, 2009. During the two recent years ended December 31, 2008 and subsequent interim period through April 3, 2009, the Company did not consult with Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.
Effective July 22, 2010, Deloitte resigned as the independent registered public accounting firm of the Company. Deloitte served as the Company's independent registered public accounting firm since April 3, 2009.
During the period from April 3, 2009 through July 22, 2010, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its report on the Company's consolidated financial statements for the year ended December 31, 2009.
Deloitte's audit report dated March 31, 2010 (which was included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010 (the "2009 Form 10-K") on the Company's consolidated financial statements as of, and for the year ended, December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
During the period from April 3, 2009 through July 22, 2010, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in Deloitte's report dated March 31, 2010 (which was included in the 2009 Form 10-K) on the Company's internal control over financial reporting as of December 31, 2009, Deloitte identified material weaknesses in internal control over financial reporting related to the control environment and to the financial closing and reporting process, which are further described under Item 9A in the Company's 2009 Form 10-K, and advised that the Company has not maintained effective internal control over financial reporting as of December 31, 2009; and (ii) Deloitte advised the Company that certain information had come to Deloitte's attention, that if further investigated might materially impact the reliability of either its previously issued audit report or the underlying consolidated financial statements for the year ended December 31, 2009 included in the Company's 2009 Form 10-K. Deloitte requested that the Company provide Deloitte with the additional information Deloitte believed was necessary to review before the Company and Deloitte could reach any conclusions as to the reliability of the previously issued consolidated financial statements for the year ended December 31, 2009 and auditors' report thereon.
The Audit Committee of the Board of Directors discussed each of these matters with Deloitte. The Company authorized Deloitte to respond fully to the inquiries of the Company's successor accountants concerning each of these matters.
On July 26, 2010, the Audit Committee engaged Marcum LLP ("Marcum") as the Company's independent auditors to audit the Company's financial statements. During the fiscal years ended December 31, 2008 and 2009, and the subsequent interim period from January 1, 2010 through July 26, 2010, the Company has not, and no one on the Company's behalf has, consulted with Marcum on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, except that (i) Marcum audited the Company's consolidated financial statements as of, and for the year ended, December 31, 2008, (ii) Marcum expressed an adverse opinion on the effectiveness of the Company's internal control over financial reporting as described in the Company's Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on April 10, 2009, (iii) the Company discussed certain matters with Marcum as described in the Company's Current Report on Form 8-K filed with the SEC on July 23, 2009, (iv) Marcum reissued its auditors' report, dated August 12, 2009, in conjunction with the Company's Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on August 13, 2009, and the 2009 Form 10-K, (v) Marcum performed related auditing, review and updating procedures during the time period that Marcum was terminated as the Company's independent registered public accounting firm, effective April 3, 2009, and the date that Marcum was reappointed on July 26, 2010.
On December 10, 2010, at the Company's 2010 Annual Meeting of Stockholders, Marcum was ratified as the Company's independent auditors for the fiscal year ending December 31, 2010. In connection with the ratification, the Audit Committee and management also formally engaged Marcum to begin to reaudit the fiscal year ending December 31, 2009.
Since July 2010, the Company has responded to a series of information requests from Deloitte to provide the additional information sought by Deloitte and has met with representatives of Deloitte to discuss the information and respond to additional questions from time to time.
On December 15, 2010, the Audit Committee of the Company received notice from Deloitte stating that Deloitte had concluded that Deloitte's report on the Company's previously issued consolidated financial statements as of and for the year ended December 31, 2009 (the “2009 financials”), including Deloitte's report on internal control over financial reporting at December 31, 2009, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 (such reports, collectively, the “Deloitte Reports”) should not be relied upon or associated with the 2009 financials.
Deloitte explained that its conclusion was based on the significance of the declines in operations and gross margin in the Company's February 2010 monthly financial statement, combined with the January 2010 monthly financial statements, the Company's issuance of revised projections in early May 2010 which reflected a significant decrease in the Company's 2010 projections, and Deloitte's disagreement with the Company's conclusion that the results shown in the February 2010 monthly financial statements would not have required a revision to the Company's projections as of the date of the 10-K filing and the issuance of Deloitte's reports. Deloitte further indicated that their decision considered their inability to perform additional audit procedures, their resignation as registered public accountants and their professional judgment that they are no longer willing to rely on management's representations due to Deloitte's belief that management withheld from Deloitte the February 2010 monthly financial statements until after the filing of the 2009 10-K and made related misrepresentations. The Audit Committee has discussed the matters disclosed herein with Deloitte.
The Audit Committee and the Company's management have evaluated these matters. The Audit Committee conducted an investigation into the assertions that management withheld the February 2010 monthly financial statements and related misrepresentations. Management disagrees with Deloitte's assertions and does not believe that the February 2010 monthly financial statements were withheld.
Although stockholder ratification of the selection of Marcum as the Company's independent auditors is not required by the Company's Bylaws or otherwise, the Board of Directors believes it appropriate as a matter of policy to request that stockholders ratify the selection of the Company's independent registered public accounting firm, and the stockholders ratified the selection of Marcum in 2010 and 2011. In the event the stockholders do not ratify the appointment of Marcum, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Marcum, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of the Company and its stockholders. Representatives of Marcum are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.
Vote Required
The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of Marcum as our independent auditors for the fiscal year ending December 31, 2012. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this Proposal 2.
Dov Charney, the beneficial owner of approximately 43.3% of the outstanding shares of Common Stock and voting power of the Company as of March 31, 2012, has informed the Company that he intends to vote in favor of this Proposal 2. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.
Any abstentions with respect to this Proposal 2 will count as votes AGAINST this Proposal 2. Any broker non-votes with respect to this Proposal 2 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 2.
The Board of Directors unanimously recommends a vote FOR this Proposal 2.

RELATIONSHIP WITH INDEPENDENT AUDITORS
Principal Accounting Firm Fees
As described in Proposal 2 of this Proxy Statement, effective July 22, 2010, Deloitte resigned as the independent registered public accounting firm for the Company, having served in that capacity since April 3, 2009. On July 26, 2010, the Audit Committee engaged Marcum as the Company's independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2010.
Aggregate fees billed to us for the fiscal years ended December 31, 2011 and 2010 by the Company's current and former independent auditors are as follows.

(in thousands)	2011	2010

Deloitte & Touche LLP(1)
Audit fees(3)	—	$203
Audit-related fees(4)	—	—
Tax fees(5)	—	—
All other fees(6)	—	—

	—	$203

Marcum LLP (formerly known as Marcum & Kliegman LLP)(2)
Audit fees(3)	$2,356	$4,240
Audit-related fees(4)	28	291
Tax fees(5)	—	—
All other fees(6)	—	—

	$2,384	$4,531

(1) Deloitte served as the Company's independent auditors from April 3, 2009 to July 22, 2010.
(2) Marcum, the Company's current independent auditors since July 26, 2010, also served as the Company's independent auditors through April 3, 2009. The audit fees for 2010 consisted of fees for the reaudit of the 2009 consolidated financial statements.
(3) "Audit fees" consist of fees for professional services rendered by the principal accountant for the audit of the Company's annual financial statements included in Form 10-Ks, the review of financial statements included in Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.
(4) “Audit-related fees” consist of fees for assurance and related activities by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported as audit fees.
(5) “Tax fees” consist of fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
(6) “All other fees” consist of fees for any products and services provided by the principal accountant not included in the first three categories.
In accordance with Section 10A(i) of the Exchange Act, before the Company engages its independent accountant to render audit or non-audit services, the engagement is approved by the Company's Audit Committee. All of the Company's independent auditor's fees were pre-approved by the Audit Committee in 2011. The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee considered whether the provision of non-audit services provided by Marcum as described above was compatible with maintaining such accountant's independence, and believes that the provision of these services is consistent with maintaining such accountant's independence.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Company's system of internal control over financial reporting and the qualifications, independence and performance of the Company's internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company's system of internal control over financial reporting, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditor is responsible for performing an independent audit of the Company's financial statements and expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles.
The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2011. In addition, the Audit Committee discussed with Marcum the matters with respect to the audit of such financial statements required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T, pertaining to communications with audit committees. The Audit Committee also received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum's communications with the Audit Committee concerning independence and discussed with Marcum its independence.
The Audit Committee met with Marcum, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations, if any, of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting, in each case for fiscal year 2011.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

By the Audit Committee,

David Danziger, Chairman
Marvin Igelman
William Mauer

PROPOSAL 3: APPROVAL OF LION WARRANT AMENDMENTS
Description of the Lion Warrant Amendments

The Company is party to a Credit Agreement, dated as of March 13, 2009 (as amended, modified or waived, the “Lion Credit Agreement”), among the Company, certain subsidiaries of the Company as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and in its capacity as collateral agent thereunder, Lion Capital (Americas) Inc., as a lender, and Lion/Hollywood L.L.C. (“Lion”), as a lender, and the other lenders from time to time party thereto. Pursuant to the Lion Credit Agreement, and as further described below, the Company issued to Lion, between March 2009 and July 2011, warrants (the “Existing Lion Warrants”) exercisable at any time during their term to purchase shares of Common Stock at an exercise price of $1.00 per share, subject to further adjustment in certain circumstances.
On March 13, 2012, in connection with and as a condition of entering into an amendment to the Lion Credit Agreement, the Company and Lion entered into amendments to the Existing Lion Warrants (the “Lion Warrant Amendments”) to (i) extend the expiration date of the Existing Lion Warrants from February 18, 2018 to February 18, 2022 and (ii) reduce the exercise price of the Existing Lion Warrants, as such exercise price may otherwise be adjusted from time to time pursuant to the adjustments specified in each respective Existing Lion Warrant or the Lion Credit Agreement, by $0.25 per share in the event of the Company's failure to achieve certain specified quarterly levels of EBITDA during the period from March 31, 2012 through and including December 31, 2015, as calculated in accordance with the Lion Credit Agreement and as set forth below (this is a one-time adjustment for the first violation of such covenant; subsequent violations would not result in further adjustment):

Year	Quarter	Trailing 12 Month Period Ending	Consolidated EBITDA
2012	Q1	March 31, 2012	37,500,000
	Q2	June 30, 2012	44,000,000
	Q3	September 30, 2012	50,500,000
	Q4	December 31, 2012	56,000,000
2013	Q1	March 31, 2013	60,500,000
	Q2	June 30, 2013	65,500,000
	Q3	September 30, 2013	70,750,000
	Q4	December 31, 2013	73,000,000
2014	Q1	March 31, 2014	76,250,000
	Q2	June 30, 2014	81,750,000
	Q3	September 30, 2014	87,250,000
	Q4	December 31, 2014	92,750,000
2015	Q1	March 31, 2015	98,250,000
	Q2	June 30, 2015	103,750,000
	Q3	September 30, 2015	109,250,000
	Q4	December 31, 2015	115,000,000
The foregoing descriptions of the Lion Warrant Amendments and of the Lion Credit Agreement and the Existing Lion Warrants, each as amended, do not purport to be complete and are qualified in their entirety by reference to the descriptions and exhibits contained in the Company's filings with the SEC, including the Current Report on Form 8-K filed by the Company with the SEC on March 19, 2012.
Description of the Lion Warrants' Anti-Dilution Adjustments
The Lion Credit Agreement and the Existing Lion Warrants provide (and any new Lion Warrants (as defined below) would provide) for the issuance of additional warrants and/or an adjustment in the exercise price and number of shares of Common Stock issuable upon exercise of the Lion Warrants in certain circumstances (collectively, the “Adjustments”).
The Lion Credit Agreement provides that simultaneously with any issuance and sale of Common Stock or preferred stock of the Company or any security convertible, exercisable or exchangeable for Common Stock or preferred stock of the Company (in each case, subject to some exceptions) and/or any debt-for-equity exchange or conversion completed by the Company in respect of the Company's existing indebtedness, in each case, either definitively agreed or consummated (provided that solely in the case of an issuance or sale of any security convertible, exercisable or exchangeable for Common Stock or preferred stock of the Company, new warrants (any such new warrants, together with the Existing Lion Warrants, the “Lion Warrants”) will be issued to Lion only at the time and to the extent that such security is in fact converted, exercised or exchanged rather than upon definitive agreement or consummation of such issuance or sale),
Upon the occurrence of an Adjustment Event, both the number of shares of Common Stock for which each Lion Warrant is exercisable and the exercise price of each Lion Warrant will be adjusted as follows:

•
prior to the earlier of April 26, 2012 and the repayment of all obligations under the Lion Credit Agreement, (1) to issue and grant to Lion a warrant to purchase at an initial exercise price of $0.90 (or such lower price to which the exercise price for the then outstanding Lion Warrants shall have been or are entitled to be adjusted) that number of shares of Common Stock as are sufficient such that Lion's percentage beneficial ownership of the Common Stock as represented by the Lion Warrants (including such newly issued warrants) immediately after such equity sale or debt exchange, calculated on a fully-diluted basis assuming the exercise, exchange and conversion of all securities exercisable, exchangeable or convertible for Common Stock, is at least equal to such percentage as calculated immediately prior to such equity sale or debt exchange, and (2) to reduce the exercise price of the Lion Warrants to the lowest issued price (as defined below) for such equity sale or debt exchange; and

•
on or after April 26, 2012 and prior to the repayment of all obligations under the Lion Credit Agreement, for an issued price lower than the exercise price of the then outstanding Lion Warrants, (1) to issue and grant to Lion a new warrant to purchase at such lowest issued price that number of shares of Common Stock as are sufficient such that Lion's percentage beneficial ownership of the Common Stock as represented by the Lion Warrants (including such newly issued warrants) immediately after such equity sale or debt exchange, calculated on a fully-diluted basis assuming the exercise, exchange and conversion of all securities exercisable, exchangeable or convertible for Common Stock, is at least equal to such percentage as calculated immediately prior to such equity sale or debt exchange, and (2) if the net cash proceeds of such equity sale or debt exchange (and any other equity sale or debt exchange within a three month period thereof) are at least $5.0 million, to reduce the exercise price of the Lion Warrants to the lowest issued price for such equity sale or debt exchange.

In addition, the Existing Lion Warrants contain (and any new Lion Warrants would contain) certain anti-dilution provisions which adjust the exercise price of such Lion Warrant and the number of shares of Common Stock for which such Lion Warrant is exercisable upon the occurrence of certain events. These events include if the Company takes the following actions (the “Adjustment Events”):

•
sells or issues additional shares of Common Stock without consideration or at a price per share that is lower than the closing price per share of the Common Stock on the last trading day immediately preceding the earlier of the date of announcement of such sale or issuance and the date on which the price for such sale or issuance is agreed or fixed; or

•
takes a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issues or sells any evidences of indebtedness, shares of capital stock or other securities which are or may be at any time convertible into or exchangeable for additional shares of Common Stock, or any warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any such convertible security (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which the Common Stock is issuable upon such conversion or exchange (including such price as it may thereafter be amended or adjusted) is less than the closing price per share of the Common Stock on the last trading day immediately preceding the earliest of such record date, the date of the announcement of such sale or issuance and the date on which the price of such sale or issuance (or amendment or adjustment, as applicable) is agreed or fixed, or if, after any such issuance of Common Stock Equivalents, the price per share for which additional shares of Common Stock may be issuable will be amended and adjusted, and the price so amended or adjusted will be less than the closing price per share of the Common Stock on the last trading day immediately preceding the date of such amendment or adjustment.

The Adjustment Events are subject to some exceptions in which an adjustment is not required, such as (i) for securities issued upon the exercise or conversion of exercisable or convertible securities outstanding as of the date of issuance of the applicable Lion Warrant, including the warrant held by SOF Investments, L.P.-Private IV to purchase 1,000,000 shares of Common Stock issued in December 2008, (ii) for issuances or grants pursuant to the Company's stock option plans, employee stock purchase plans or employment agreements if the price or exercise price per share is equal to or greater than the closing price of the Common Stock on the date of such issuance or grant, and (iii) for issuances of securities pursuant to other Lion Warrants.
Upon the occurrence of an Adjustment Event, both the number of shares of Common Stock for which each Lion Warrant is exercisable and the exercise price of each Lion Warrant will be adjusted as follows:
Adjustment of Number of Shares of Common Stock

Number of shares of Common Stock for which such Lion Warrant is exercisable immediately after such sale or issuance		Number of shares of Common Stock for which such Lion Warrant is exercisable immediately prior to such sale or issuance		Number of shares of Common Stock outstanding immediately after such sale or issuance
	=		x
Number of shares of Common Stock which the aggregate consideration received for such sale or issuance would purchase at such per share market value plus number of shares of Common Stock outstanding immediately prior to such sale or issuance

Adjustment of Exercise Price

Exercise price of such Lion Warrant immediately after such sale or issuance		Exercise price of such Lion Warrant immediately prior to such sale or issuance		Number of shares of Common Stock issuable upon exercise of such Lion Warrant immediately before the preceding adjustment to the number of shares
	=		x
Number of shares of Common Stock which the aggregate consideration received for such sale or issuance would purchase at such per share market value plus number of shares of Common Stock outstanding immediately prior to such sale or issuance

Stockholder Approval
The NYSE Amex Company Guide requires stockholder approval for the sale, issuance, or potential issuance by an issuer, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding stock for a price that is less than the greater of book or market value of the stock, as well as for any such issuance to a company's officers, directors, employees, or consultants, or an affiliated entity of such a person, in a private placement at a price less than the market value of the stock. The Company is subject to NYSE Amex rules because its Common Stock is listed on NYSE Amex.
The Company is submitting the Lion Warrant Amendments for stockholder approval because, as described in more detail above, the price at which the Common Stock would be issued upon the exercise of the Lion Warrants, after giving effect to the adjustments contemplated by the Lion Warrant Amendments and any further Adjustments as described above, could be below the greater of book or market value of the Common Stock as of the applicable determination date, and the number of shares of Common Stock issuable upon the exercise of the Lion Warrants at such time could be in excess of 20% of the outstanding shares of Common Stock (not taking into account the shares issuable upon exercise of the Lion Warrants), which could cause the adjustments contemplated by the Lion Warrant Amendments and any further adjustments and the issuance of shares upon the exercise of the Lion Warrants to require stockholder approval under the rules of the NYSE Amex as described above.
In the Lion Warrant Amendments, the Company agreed that if it determined, in consultation with Lion, that stockholder approval of the Lion Warrant Amendments was required to effect modifications contained therein, it would seek stockholder approval for such modifications and use reasonable best efforts to solicit from the Company's stockholders proxies in favor of such approval. Accordingly, the Company is seeking stockholder approval of the Lion Warrant Amendments to permit it to comply with such obligations.

Effect of Approval of this Proposal on Current Stockholders
The total number of shares of Common Stock currently issuable upon exercise of the Existing Lion Warrants is 21,606,025, representing as of March 31, 2012, approximately 16.9% of the outstanding shares of Common Stock (after giving effect to the issuance of the shares issuable upon exercise of the Existing Lion Warrants) and approximately 20.4% of the outstanding shares of Common Stock (not taking into account the shares issuable upon exercise of the Existing Lion Warrants). As of March 31, 2012, the Existing Lion Warrants had not been exercised and, accordingly, no shares of Common Stock have been issued under the Existing Lion Warrants.
The exercise price of each of the Existing Lion Warrants, before giving effect to any adjustments contemplated by the Lion Warrant Amendments, is $1.00. If the exercise price of the Existing Lion Warrants is reduced by $0.25, then the Company would receive $5,401,506.25 less in proceeds from the exercise of all Existing Lion Warrants, even though the same number of shares would be issued to Lion upon exercise of the Existing Lion Warrants.
Vote Required
The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 3 is required to approve the Lion Warrant Amendments.
Dov Charney, the beneficial owner of approximately 43.3% of the outstanding shares of Common Stock and voting power of the Company as of March 31, 2012, has informed the Company that he intends to vote in favor of this Proposal 3. Pursuant to the 2012 Voting Agreement (as defined below), Mr. Charney has agreed to vote, with respect to all of the shares of Common Stock that he at such time owns or controls the voting of, in favor of the Lion Warrant Amendments (see “Certain Relationships and Related Transactions” herein). For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.
Any abstentions with respect to this Proposal 3 will count as votes AGAINST this Proposal 3. Any broker non-votes with respect to this Proposal 3 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 3.
A majority of the Board of Directors recommends a vote FOR this Proposal 3.

DIRECTORS AND EXECUTIVE OFFICERS
The directors and executive officers of the Company and their ages and positions with the Company as of March 31, 2012 are as follows:

Name	Age	Position
Dov Charney (1)	43	Director, Chairman of the Board and Chief Executive Officer
John J. Luttrell	57	Executive Vice President and Chief Financial Officer
Martin Bailey	52	Chief Manufacturing Officer
Adrian Taylor	38	Corporate Controller
Glenn A. Weinman	56	Senior Vice President, General Counsel and Secretary
Alberto Chehebar	43	Director
Allan Mayer	62	Director
David Danziger	55	Director
Marvin Igelman	49	Director
Robert Greene	52	Director
William Mauer	70	Director

(1) In connection with the financing transaction with Lion Capital (Americas) Inc. (described under “Certain Relationships and Related Transactions” herein), Mr. Charney and Lion/Hollywood LLC (as successor by assignment to Lion Capital (Guernsey) II Limited, “Lion”) entered into a voting agreement, dated as of March 13, 2009 (the “Investment Voting Agreement”). Pursuant to the Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney each time Mr. Charney is nominated for election to the Board of Directors, provided that Lion's obligation to so vote terminates under certain circumstances as described under “Certain Relationships and Related Transactions” herein.
Director Nominees
The names and certain information concerning each of the Class B Nominees' experience, qualifications, attributes and skills are set forth under “Proposal 1” above.
Director Vacancies
There are currently two vacancies on the Company's Board of Directors: one Class B director vacancy and one Class C director vacancy.
On March 30, 2011, Lyndon Lea and Neil Richardson, Lion's designated directors under the Investment Agreement, resigned as members of the Board to allow Lion flexibility in evaluating its options to optimize its investment in the Company. Lion has indicated that it will retain its ability to re-designate directors to the Board at the appropriate time in the future, pursuant to its designation rights under the Investment Agreement.
In connection with the financing transaction with Lion Capital (Americas) Inc. (described under “Certain Relationships and Related Transactions” herein), the Company and Lion entered into an investment agreement, dated as of March 13, 2009 (as amended from time to time, the “Investment Agreement”). Pursuant to the Investment Agreement (described under “Certain

Relationships and Related Transactions”), Lion currently has the right to designate two persons to the Board of Directors (“Investor Directors”) and a board observer (“Board Observer”). Lion's right to designate Investor Directors and a Board Observer is subject to maintaining certain minimum ownership thresholds of shares of Common Stock issuable under the Lion Warrants. See “Director Vacancies” below. Also, pursuant to the 2009 Investment Voting Agreement (described under “Certain Relationships and Related Transactions” herein), for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion's designees, provided that Mr. Charney's obligation to so vote terminates under certain circumstances as described under “Certain Relationships and Related Transactions” herein.
Directors Continuing in Office
The names and certain information regarding each continuing director's experience, qualifications, attributes and skills are set forth below.
Class A Directors (Terms Expire at the 2014 Annual Meeting of Stockholders)
Robert Greene became a director of American Apparel upon consummation of the Acquisition (as defined below) on December 12, 2007. Mr. Greene is a bestselling author known for his books on business strategy. Since 2003, Mr. Greene has worked as a private consultant to several executives in businesses ranging from financial management to artists' agencies and film producers. He has written four books: The 48 Laws of Power (1998, over 900,000 copies sold in the U.S., and translated into 21 languages); The Art of Seduction (2001); The 33 Strategies of War (2006) and The 50th Law (2009). He has worked in New York City as an editor and writer for several magazines, including Esquire, and in Hollywood as a story developer and writer. He has previously resided in London, England; Paris, France; and Barcelona, Spain; he speaks several languages and has worked as a translator. Mr. Greene attended the University of California, Berkeley and the University of Wisconsin-Madison, where he received a B.A. in classical studies. The Nominating and Corporate Governance Committee and the Board of Directors believes that Mr. Greene's experience as a consultant and his research on business strategy, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company's strategy and monitor execution.
Allan Mayer became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since October 2006, he has been a principal partner, member of the management committee, and head of the Strategic Communications Division of 42West LLC, a leading public relations firm. Previously, from 1997 until October 2006, Mr. Mayer was managing director and head of the entertainment practice at the nationally-known crisis communications firm Sitrick and Company. Mr. Mayer began his professional life as a journalist, working as a staff reporter for The Wall Street Journal; a writer, foreign correspondent and senior editor for Newsweek , and the founding editor (and later publisher) of Buzz magazine. He also served as editorial director of Arbor House Publishing Co. and senior editor of Simon & Schuster. Mr. Mayer has authored two books-Madam Prime Minister: Margaret Thatcher and Her Rise to Power (Newsweek Books, 1980) and Gaston's War (Presidio Press, 1987)-and is co-author, with Michael S. Sitrick, of Spin: How To Turn The Power of the Press to Your Advantage (Regnery, 1998). In addition, he has written for a wide variety of national publications, ranging from The New York Times Magazine to Vogue. Mr. Mayer is a recipient of numerous professional honors, including the National Magazine Award, the Overseas Press Club Citation of Excellence, and six William Allen White Awards. Mr. Mayer serves on the board of directors of Film Independent and has lectured on crisis management and communications at UCLA's Anderson School of Business and USC's Annenberg School of Communication. Mr. Mayer received his B.A. from Cornell University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Mayer's experience as member of management of a leading public relations firm and in a leadership position as managing director of a nationally known crisis communications firm, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company's strategy and monitor its execution.
David Danziger was elected a director of American Apparel by the Board of Directors on June 24, 2011. Mr. Danziger is a chartered accountant and a senior partner at MSCM LLP, Chartered Accountants, a full service audit and accounting firm located in Toronto. His practice involves the audit of public companies listed on all stock exchanges in North America. Mr. Danziger has over 25 years experience in audit, accounting and management consulting. He is currently a Director for Cadillac Ventures Inc., Eurotin Inc., Carpathian Gold Inc. and Renforth Resources Inc. He is also the President and CEO of Renforth Resources Inc. Mr. Danziger graduated with a B.Comm. from the University of Toronto. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Danziger's experience in the accounting and management consulting industries and his experience as a director of multiple companies, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company's strategy and monitor its execution.

Class C Directors (Terms Expire at the 2013 Annual Meeting of Stockholders)
Dov Charney has served as Chairman of the Board, Chief Executive Officer and a director of American Apparel since December 12, 2007, and served as President of American Apparel from December 2007 until October 2010. Prior thereto, Mr. Charney served as founder, director, chief executive officer and president of American Apparel's predecessor companies since their formation in Columbia, South Carolina, in 1989. Mr. Charney is a graduate of Choate Rosemary Hall and attended Tufts University. Having founded Old American Apparel (as defined under “Corporate Governance and Board Matters” below) and its predecessor companies and having served as the Chairman and Chief Executive Officer of the Company since 2007 and as President of the Company from 2007 until October 2010, Mr. Charney provides our Board with an informed perspective on the Company and the apparel industry. Pursuant to the 2009 Investment Voting Agreement (described under “Certain Relationships and Related Transactions” herein), for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney each time Mr. Charney is nominated for election to the Board of Directors, provided that Lion's obligation to so vote terminates under certain circumstances as described under “Certain Relationships and Related Transactions” herein.
Marvin Igelman was elected a director of American Apparel by the Board of Directors on June 24, 2011, and his election as a director became effective on July 1, 2011. Mr. Igelman served as a director and the Chief Strategy Officer of Poynt Corporation, a Canadian company that offers mobile location-based search services, from February 2010 to June 2011. From May 2006 to February 2010, Mr. Igelman served as the Chief Executive Officer of Unomobi Incorporated, a mobile advertising and messaging platform he founded, which was acquired by Poynt Corporation in February 2010. From 2002 to 2006, Mr. Igelman served as a business development consultant for numerous technology companies, and established a number of other ventures, including founding Unomobi Incorporated. Mr. Igelman is a graduate of Toronto's Osgoode Hall Law School. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Igelman's leadership experience attained at multiple companies and his experience in business development, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company's strategy and monitor its execution.
Executive Officers
In addition to our executive officers who are listed as being directors, the Company has the following executive officers:
John J. Luttrell joined American Apparel as Executive Vice President and Chief Financial Officer in February 2011. Mr. Luttrell has over 13 years of experience in the retail industry. Prior to joining the Company, Mr. Luttrell was a partner at CFOs 2 Go Partners, a management consulting firm, since 2009. From 2007 to 2008, Mr. Luttrell served as Executive Vice President and Chief Financial Officer of Old Navy, Inc. Mr. Luttrell also served as Executive Vice President and Chief Financial Officer of The Wet Seal, Inc. from 2005 to 2007. Mr. Luttrell also worked at Cost Plus, Inc., where he served as Executive Vice President and Chief Financial Officer from 2004 to 2005, Senior Vice President and Chief Financial Officer from 2001 to 2004, and Vice President and Controller from 2000 to 2001. Mr. Luttrell is a graduate of Purdue University, where he received a Bachelor of Science degree in General Management and Accounting.
Martin Bailey has been the Chief Manufacturing Officer of American Apparel since the consummation of the Acquisition on December 12, 2007. Prior to the Acquisition, Mr. Bailey had served as President of Manufacturing of Old American Apparel since 2002, overseeing operations of textile and apparel production and the planning, purchasing, sourcing, product development, quality-assurance and distribution departments, as well as nonrelated support departments. Having been in the apparel industry for over 25 years, Mr. Bailey brings to American Apparel a wealth of industry experience. He has managed manufacturing services and operations for companies such as Fruit of the Loom and Alstyle Apparel and has earned a reputation in the apparel industry for his ability to implement cost-effective programs and streamline and organize production growth. Mr. Bailey graduated from Campbellsville College with a B.S. in Business Administration.
Glenn A. Weinman joined American Apparel as Senior Vice President, General Counsel and Secretary on February 17, 2009. As General Counsel, Mr. Weinman oversees all aspects of American Apparel's legal and real estate matters, including business transactions and securities law compliance. Mr. Weinman was previously a partner at Dongell Lawrence Finney LLP, a California-based law firm, which he joined in 2006 and where he headed up the firm's corporate and business transactions practice. From 2005 to 2006, Mr. Weinman was an independent contractor, providing legal and human resources consulting services on various corporate and employment matters. Prior thereto, Mr. Weinman was vice president, general counsel and secretary of Inter-Con Security Systems from 2003 to 2005. In addition to his experience as an attorney in private practice with several major national law firms, Mr. Weinman has also served as general counsel for a number of companies, including Inter-Con Security Systems, Inc., a U.S. based provider of security services internationally, Luminent, Inc., a Nasdaq-listed fiber optic component manufacturer acquired by MRV Communications, and Guess?, Inc., a NYSE-listed international apparel company. At Guess?, Mr. Weinman served as vice president, general counsel and secretary from 1996 to 2000, and managed the legal, human resources, risk management, shareholder relations, and contractor compliance departments. Mr. Weinman was part of the executive team that managed the successful initial public offering of Guess? in 1996. Mr. Weinman obtained his B.A. from the University of California at Los Angeles in 1978, and his J.D. from the University of Southern California Law Center in 1981. He also received a professional designation in human resources management from the University of California at Los Angeles in 2004.
Adrian Taylor is the Corporate Controller of American Apparel. In this role, he oversees financial accounting, reporting, insurance, tax and controls for American Apparel's global operations. Playing a key role in the management of American Apparel's lender relationships and its compliance assurance, Mr. Taylor assisted the company through its 2007 reverse merger, subsequent SEC compliance and financing efforts. Mr. Taylor joined American Apparel in early 2007 and has been responsible for establishing a comprehensive set of controls and budgets helping mitigate risk, as well as tax planning strategies and accuracy in financial reporting. From 2003 to 2007, Mr. Taylor was the Controller of the Archdiocese of Los Angeles, the largest Catholic diocese in United States, and was responsible for a balance sheet with over $1 billion in real estate and other investments. Prior to joining the Archdiocese of Los Angeles, Mr. Taylor was an auditor and consultant with PricewaterhouseCoopers and Deloitte Consulting, working with Fortune 500 clients in retail and manufacturing space, including M&M Mars, Boeing and Avery Dennison. Mr. Taylor is a California Certified Public Accountant. He is a graduate of the University of California, Los Angeles, where he received a Bachelor of Arts in economics with an emphasis in accounting.

CORPORATE GOVERNANCE AND BOARD MATTERS
Background of American Apparel, Inc.
American Apparel, Inc., a Delaware corporation, was incorporated in Delaware on July 22, 2005 as Endeavor Acquisition Corp. (“Endeavor”), a blank check company formed to acquire an operating business. On December 21, 2005, Endeavor consummated its initial public offering, and on December 18, 2006 entered into an Agreement and Plan of Reorganization, amended as of November 7, 2007 (as amended, the “Acquisition Agreement”), with American Apparel, Inc., a California corporation (“Old American Apparel”), and its affiliated companies. Endeavor consummated the acquisition of Old American Apparel and its affiliated companies on December 12, 2007 (the “Acquisition”) and changed its name to American Apparel, Inc. Pursuant to the Acquisition, Old American Apparel merged with and into AAI Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Endeavor. AAI Acquisition LLC survived the Acquisition as a wholly owned subsidiary of the Company and changed its name to American Apparel (USA), LLC.
Director Independence
The Board is currently composed of seven directors, six of whom qualify as independent directors as defined under the applicable listing standards of the NYSE Amex (each an “Independent Director”). Each of the Class B Nominees qualifies as an Independent Director and following the reelection of the Class B Nominees, the Board will be composed of seven directors, the following six of whom will qualify as Independent Directors: Messrs. Chehebar, Danziger, Igelman, Greene, Mayer and Mauer.
In establishing independence, the Board affirmatively determines that each director or nominee does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board has determined as provided in the NYSE Amex rules that the following categories of persons would not be considered independent: (1) a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year); (2) a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (unless such compensation falls under exceptions provided for under the NYSE Amex rules); (3) a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer; (4) a director who is an executive officer, partner or a controlling stockholder, or has an immediate family member who is an executive officer, partner or a controlling stockholder, of an organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) which, in any of the past three fiscal years, exceeds or exceeded the greater of $200,000, or 5% of the other organization's consolidated gross revenues; (5) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company's executive officers serve on the compensation committee of such other entity; and (6) a director who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.
Applying these standards, the Board determined that the following directors qualify as Independent Directors: Messrs. Chehebar, Danziger, Igelman, Greene, Mayer, and Mauer. Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee (Messrs. Danziger, Igelman and Mauer, with Mr. Danziger as Chairman), each also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3 under the Exchange. For additional information regarding the Audit Committee, see “Audit Committee” below.

Board Leadership Structure and Role in Risk Oversight
Dov Charney, who serves as both our Chief Executive Officer and Chairman of the Board, leads and provides strategic guidance to the Company's management team, each of whom have experience in the apparel industry. American Apparel's senior officers closely supervise all aspects of the Company's business, in particular the design and production of merchandise, the operation of our stores and our financial reporting function. The Board of Directors has determined that the combination of these roles held singularly by Mr. Charney is in the best interests of all stockholders given that Mr. Charney founded the Company, is considered intimately connected to American Apparel's brand identity and is the principal driving force behind American Apparel's core concepts and designs. The Board believes that it is in the best interests of the Company for the Board to make a determination whether to combine or separate the roles based upon the circumstances. The Board has given careful consideration to separating the roles of Chairman of the Board and Chief Executive Officer and has determined that the Company and its stockholders are best served by the current structure. Mr. Charney's combined role promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the Company's operational and strategic efforts.
The combined role of Mr. Charney as both Chairman of the Board and Chief Executive Officer is balanced by the Company's governance structure, policies and controls. Six of the seven members of our Board of Directors qualify as independent directors as defined under the applicable listing standards of the NYSE Amex. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each composed entirely of independent directors. The Board has designated Allan Mayer as the Company's lead independent director. In his capacity as the lead independent director, Mr. Mayer is responsible for coordinating the activities of our independent directors; convening at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; facilitating communications between the Chairman of the Board and Chief Executive Officer and other members of the Board; reviewing meeting agendas and schedules, as well as board materials, prior to board meetings; and consulting with the Chairman of the Board to assure that appropriate topics are being discussed with sufficient time allocated for each. The Board of Directors currently believes that this structure is in the best interest of the Company as it allows for a balance of power between the Chief Executive Officer and the independent directors and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas, and are able to provide objective and thoughtful oversight of management. The Board will continue to consider from time to time whether the Chairman of the Board and Chief Executive Officer positions should remain combined based on what the Board believes is best for the company and its stockholders.
Committee Composition
The Board of Directors presently has the following three committees: (1) an Audit Committee, (2) a Compensation Committee and (3) a Nominating and Corporate Governance Committee. Committee membership during the last fiscal year and the functions of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the Committee charters are available on the Company's website at investors.americanapparel.net.

The Board of Directors held nine meetings during fiscal year 2011. The Audit Committee met twenty-two times; the Compensation Committee met two times; and the Nominating and Corporate Governance Committee did not meet. Each director attended, in person or telephonically, at least 75% in the aggregate of (i) the total number of meetings of the Board of Directors held during 2011 and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during 2011. In addition, all of our directors attended our 2011 Annual Meeting, with the exception of Mr. Charney, who was attending to Company business abroad at such time. American Apparel expects its directors to attend annual meetings of stockholders and all Board meetings and respective committee meetings and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities.
Current Directors:

Name of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Independent Directors:
Robert Greene		X	X*
Allan Mayer		X*
David Danziger	X*
Alberto Chehebar			X
William Mauer	X	X
Marvin Igelman	X
Other Directors:
Dov Charney, Chairman

Directors Prior to the 2011 Annual Meeting:

Name of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Enterprise Risk Management Committee (1)
Independent Directors:
Robert Greene		X	X
Allan Mayer		X		X
Keith Miller(2)	X	X*	X
Mark Samson(3)	X*			X
Mark A. Thornton(4)	X	X	X*	X*
Other Directors:
Dov Charney, Chairman
Adrian Kowalewski(5)				X

X = Committee Member; * = Committee Chair

(1) The Enterprise and Risk Management Committee was dissolved by the Board on March 7, 2012.
(2) Mr. Miller resigned from the Board of Directors on May 2, 2011.
(3) Mr. Samson resigned from the Board of Directors on July 1, 2011.
(4) Mr. Thornton resigned from the Board of Directors on July 1, 2011.
(5) Mr. Kowalewski resigned from the Board of Directors on October 7, 2011.
Audit Committee
The current members of the Audit Committee are Messrs. Danziger, Igelman and Mauer, with Mr. Danziger as Chairman. The Board has determined that each member of this Committee is an Independent Director. The Board has further determined that each of Messrs. Miller, Samson and Thornton was an Independent Director during the time they served on the Audit Committee prior to the 2011 Annual Meeting.

The Audit Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Committee oversees the audit efforts of the Company's independent accountants and internal auditors and, in that regard, takes such actions as it may deem necessary to satisfy itself that the Company's auditors are independent of management. It is the objective of the Audit Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Company.
Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee's performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company's financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.
The Audit Committee is a separately-designated standing committee, established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78(c)(58)(A)). The Audit Committee at all times is required to be composed exclusively of at least three “independent directors” who are “financially literate” as defined under NYSE Amex listing standards. NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and statement of cash flows. The Audit Committee is currently composed of three financially literate Independent Directors: Messrs. Danziger, Igelman and Mauer. In addition, Messrs. Danziger and Mauer qualify to serve as the “financial expert” according to the requirements of SEC Regulation S-K Items 407(d)(5)(ii) and 407(d)(5)(iii).
The report of the current Audit Committee is included in this Proxy Statement. A copy of the current Audit Committee Charter is available on the Company's website at investors.americanapparel.net.

Compensation Committee
The current members of the Compensation Committee are Messrs. Greene, Mayer and Mauer, with Mr. Mayer as Chairman. The Board has determined that each member of this Committee is an Independent Director. The Board has further determined that each of Messrs. Greene, Mayer, Miller and Thornton was an Independent Director during the time each served on the Compensation Committee prior to the 2011 Annual Meeting.
The Compensation Committee is responsible for overseeing the Company's compensation and employee benefit plans and practices, including the executive compensation plans and the incentive-compensation and equity-based plans. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans, reviews and approves compensation of the executive officers of the Company, prepares the Compensation Committee Report to be filed with the SEC and recommends compensation policies to the Board. For more information, see “Processes and Procedures for Determination of Executive and Director Compensation” below and the current copy of the Compensation Committee Charter, which is available on the Company's website at investors.americanapparel.net.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Messrs. Greene and Chehebar, with Mr. Greene as Chairman. The Board has determined that each member of this committee is an Independent Director. The Board has further determined that each of Messrs. Green, Miller and Thornton was an Independent Director during the time they served on the Nominating and Corporate Governance Committee prior to the 2011 Annual Meeting.
The Nominating and Corporate Governance Committee assists the Board in identifying and recommending individuals qualified to serve as directors. Subject to Lion's right to designate up to two persons to the Board of Directors pursuant to the Investment Agreement and the agreement of Lion to vote for Mr. Charney, and the agreement of Mr. Charney to vote for the Lion designees, pursuant to the 2009 Investment Voting Agreement, consistent with criteria approved by the Board (as described below under “Consideration of Director Nominees”), the Nominating and Corporate Governance Committee will select, or recommend that the Board select, the director nominees required for each subsequent annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, stockholders and others as nominees.
The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee's current charter, generally provide that persons to be nominated should be evaluated with respect to their experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Additionally, the guidelines provide that the Nominating and Corporate Governance Committee should consider whether candidates are independent pursuant to NYSE Amex requirements; accomplished in their fields and maintain a reputation, both personal and professional, consistent with the image and reputation of the Company; able to read and understand financial statements; knowledgeable as to the Company and issues affecting it; committed to enhancing stockholder value; able to understand fully the legal responsibilities of a director and the governance processes of a public company; able to develop a good working relationship with other Board members and senior management; and able to suggest business opportunities to the Company. The Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity and includes at least the minimum number of independent directors required by the NYSE Amex. The Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and nominees recommended by other persons.
In addition to the responsibilities described above, the Nominating and Corporate Governance Committee currently develops and recommends to the Board a set of corporate governance principles for the Company, oversees the evaluation of the Company's management and the Board, and makes recommendations to the Board regarding the size and composition of committees of the Board, including identifying individuals qualified to serve as members of each committee. A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company's website at investors.americanapparel.net. For more information, see “Consideration of Director Nominees” below.
Consideration of Director Nominees
Stockholder Nominees
Stockholders of the Company may make recommendations to the Nominating and Corporate Governance Committee of candidates for nomination as directors of the Company or may nominate a person directly for election to the Board, in each case subject to compliance with the procedures described below and further set forth in the charter of the Nominating and Corporate Governance Committee and in the Bylaws, as the case may be.
However, pursuant to the Investment Agreement (described under “Certain Relationships and Related Transactions” herein), Lion currently has the right to designate up to two persons to the Board of Directors and a board observer, subject to maintaining certain minimum ownership thresholds of shares issuable under the Existing Lion Warrant. Pursuant to the 2009 Investment Voting Agreement (described under “Certain Relationships and Related Transactions” herein), for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion's designees, subject to maintaining a certain minimum ownership threshold, and Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney, subject to termination upon the occurrence of certain events. As a result of the Investment Agreement and the 2009 Investment Voting Agreement, Lion and Mr. Charney can, by voting for their Board nominees as provided in the Investment Agreement and the 2009 Investment Voting Agreement, elect the two Lion designees and Mr. Charney, subject to the conditions described above.
Stockholder Recommendations of Nominees. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations of candidates for election to the Board as described below under “Identifying and Evaluating Nominees for Directors.” The Nominating and Corporate Governance Committee will evaluate a prospective nominee recommended by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Corporate Governance Committee from any other source.
In evaluating recommendations from stockholders, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.
A stockholder recommendation of a candidate for election to the Board must be in writing and must be received by the Company not later than 30 days after the end of the Company's fiscal year. The recommendation must contain the following information and documentation:

•
the candidate's name, age, business and current residence addresses, as well as residence addresses for the past 20 years, principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years and educational background;

•	the candidate's permission for the Company to conduct a background investigation;

•	the number of shares of Common Stock beneficially owned by the candidate;

•
the information that would be required to be disclosed about the candidate under the rules of the Exchange Act in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director of the Company, if elected.
Stockholder recommendations for candidates for membership on the Board of Directors should be addressed to:
American Apparel, Inc.
Attention: Nominating and Corporate Governance Committee
747 Warehouse Street
Los Angeles, California 90021
Stockholder Nominations of Directors. A stockholder that instead desires to nominate a person directly for election to the Board at an annual meeting of stockholders must comply with the advance notice procedures of the Bylaws and attend the annual meeting of stockholders to make the necessary motion. Nominations of persons for election to the Board at a meeting of stockholders may be made at such meeting by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Bylaws and described below.
Such nominations by any stockholder must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.
Such stockholder's notice to the Secretary must set forth:

•
as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person,

(c) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and

•
as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder will be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
Director Qualifications
The Nominating and Corporate Governance Committee has the responsibility to review the background and qualifications of individuals being considered as director candidates, including developing criteria and qualifications for membership on the Board. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee shall consider each candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.
Additionally, the Nominating and Corporate Governance Committee considers whether the candidate is:

•	independent pursuant to NYSE Amex requirements;

•	accomplished in his or her field and maintained a reputation, both personal and professional, consistent with the image and reputation of the Company;

•
able to read and understand financial statements (the Nominating and Corporate Governance Committee will also determine if a candidate qualifies as an “audit committee financial expert,” as defined by the SEC);

•	knowledgeable as to the Company and issues affecting the Company;

•	committed to enhancing stockholder value;

•	able to understand fully the legal responsibilities of a director and the governance processes of a public company;

•	able to develop a good working relationship with other Board members and senior management; and

•	able to suggest business opportunities to the Company.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee annually reviews the composition of the Board and reviews the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated. The Nominating and Corporate Governance Committee also recommends to the Board the nominees, consistent with the criteria for selecting directors established by the Board or the Nominating and Corporate Governance Committee, for election as directors by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company.
Executive Sessions
Executive sessions of non-management directors are expected to be held on a regular basis. Any non-management director can request that an additional executive session be scheduled.
Communications with the Board
You may communicate with the Board by submitting an e-mail to the Board at bod@americanapparel.net. All directors have access to this e-mail address.
Governance Guidelines and Committee Charters
The Company's Governance Guidelines, which satisfy NYSE Amex listing standards for “corporate governance guidelines,” as well as the charters for each of the committees of the Board, are available at investors.americanapparel.net.

Stockholders may request a copy of the Company's Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.
Code of Ethics
The policies comprising our code of ethics are set forth in the Company's Code of Ethics (the “Code of Ethics”) (included as Exhibit 14.1 of the Current Report on Form 8-K (File No. 001-32697) filed December 18, 2007). These policies satisfy the SEC's requirements for a “code of ethics,” and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) and employees. The Code of Ethics is also published on our website at investors.americanapparel.net. Stockholders may request a copy of the Code of Ethics, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.
Indemnification of Directors
The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors' and officers' liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

PROCESSES AND PROCEDURES FOR DETERMINATION OF
EXECUTIVE AND DIRECTOR COMPENSATION
The Compensation Committee of the Board of Directors is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee reviews and approves, either as a committee or together with the other independent directors, the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves, either as a committee or together with the other independent directors, compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee consists of three Board members, each of whom the Board has affirmatively determined satisfied these independence requirements.
The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The form of the current Compensation Committee Charter is available on the Company's website at investors.americanapparel.net.
Pursuant to its Charter, the Compensation Committee's responsibilities include the following:

•
review and approve, either as a committee or together with the other independent directors, the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers of the Company;

•	evaluate, either as a committee or together with the other independent directors, the Chief Executive Officer's performance in light of such goals and objectives;

•
set, either as a committee or together with the other independent directors, executive officers' compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

•
review and approve, either as a committee or together with the other independent directors, any employment contracts or related agreements, such as severance or termination arrangements, to be made with any executive officer of the Company;

•
review and recommend to the Board appropriate director compensation programs and, either as a committee or together with the other independent directors, review and approve perquisites or other personal benefits to directors and recommend any changes to the Board;

•	review its own performance and assess the adequacy of its Charter;

•
review and approve the goals and objectives of and the plans underlying the Company's general compensation and other employee benefit programs, including incentive-compensation and equity-based programs;

•	retain and terminate any compensation consultant used to assist in the evaluation of officer compensation, including to approve the consultant's fees and other retention terms;

•	review and discuss with management the Company's Compensation Discussion and Analysis to be included in the Company's annual proxy statement;

•
review and recommend for approval by the Board, or approve, the frequency with which the Company should submit to the stockholders an advisory vote on the compensation of the Company's named executive officers, taking into account any prior stockholder advisory vote on the frequency with which the Company shall hold a stockholder advisory vote on compensation of the Company's named executive officers;

•
review the results of any stockholder advisory vote on the compensation of the Company's named executive officers and consider whether to make any adjustments to the Company's executive compensation policies and practices; and

•	produce a report of the Compensation Committee to be included in the Company's annual proxy statement.
Our Chief Executive Officer and Chairman of the Board, in consultation with the other Named Officers (as defined under “Compensation Discussion and Analysis” below), recommends to the Compensation Committee salary, annual bonus, equity-based awards and long-term compensation levels for other executive officers, including the Named Officers. While the Compensation Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is determined by the Board.
Equity awards to all officers subject to Section 16 of the Exchange Act are made by the Compensation Committee. As indicated above, pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Officers).
In 2011, the Compensation Committee retained the firm of Pearl Meyer & Partners, LLC (“PM&P”) as its compensation consultant to assist in the development and evaluation of compensation policies, practices and awards. Specifically, PM&P was engaged to conduct a competitive review of executive compensation and severance policies, and to assist in developing an annual incentive plan and a long-term equity incentive program to reward and retain key executives and managers.
While PM&P was engaged by and reports directly to the Compensation Committee, PM&P interacts with our management when appropriate to gather perspectives and relevant company and compensation data. In addition, PM&P may seek feedback from the Compensation Committee Chairman, other members of the Compensation Committee or Board, or the Chief Executive Officer and Chairman of the Board regarding its work prior to presenting study results or recommendations to the Compensation Committee.
PM&P has attended or participated in certain Compensation Committee meetings and provided third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs. The Compensation Committee may also ask PM&P to review and provide advice related to proposals prepared by management, including evaluating the consistency of such proposals with the Compensation Committee's compensation philosophy and in comparison to programs at other companies.

COMPENSATION OF DIRECTORS
Compensation for non-employee directors will consist of annual stock grants and Board and Committee meeting fees, as described below. Employees who are also directors will receive no additional compensation for their Board service.
DIRECTOR COMPENSATION-FISCAL 2011
During 2011, our non-employee directors received a total of $665,000 in Board and Committee meeting fees, paid to Messrs. Danziger, Igelman, Greene, Mauer, Mayer, Miller, Samson and Thornton, for their participation in Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings held during 2011. Messrs. Lea and Richardson agreed to forgo receipt of meeting fees.
Pursuant to the 2011 Omnibus Stock Incentive Plan approved by stockholders in 2011, our non-employee directors each received the cash payments and fully vested stock grants as described below for their Board service.
Beginning on March 31, 2012, each non-employee director will receive stock grants for their service totaling $80,000, to be paid in four equal installments quarterly in arrears, for service by such director during such quarter, on each of March 31, June 30, September 30, and December 31 (or if such day is not a business day, on the next succeeding business day) (each, a "Quarterly Award Date"), payable, at the option of each director individually, either (i) entirely in shares of common stock or (ii) half in common stock and half in cash at the time of such grant. Any such grants of stock will be of that number of shares, rounded down to the nearest whole share, having an aggregate value equal to the value of the award (either $10,000 or $20,000) based on a per-share price equal to the greater of (x) the average of the high and low sale prices of the common stock on the NYSE Amex on the Quarterly Award Date (or the next business day if such date is not a business day) and (y) the last sale price of the Common Stock on the Quarterly Award Date (or the next business day if such date is not a business day).
The table below summarizes the compensation provided by the Company to non-employee directors for the fiscal year ended December 31, 2011:

	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Delivered Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Independent Non-Employee Directors
Alberto Chehebar (2)	—	—	—	—	—	—	—
David Danziger (3)	21,750	18,750	—	—	—	—	40,500
Robert Greene	104,000	—	—	—	—	—	104,000
Marvin Igelman (4)	21,750	18,750	—	—	—	—	40,500
Lyndon Lea (5)	—	—	—	—	—	—	—
William Mauer (6)	1,000	—	—	—	—	—	1,000
Allan Mayer	112,000	—	—	—	—	—	112,000
Keith Miller (7)	115,000	—	—	—	—	—	115,000
Neil Richardson (5)	—	—	—	—	—	—	—
Mark Samson (8)	125,000	—	—	—	—	—	125,000
Mark A. Thornton (8)	127,000	—	—	—	—	—	127,000
All Non-Employee Directors	627,500	37,500	—	—	—	—	665,000

(1)	Represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification ("ASC") 718, of stock awards.

(2)	Mr. Chehebar was elected by the Board of Directors on February 17, 2012.

(3)
Elected by the Board of Directors on June 24, 2011. On April 2, 2012, Mr. Danziger was paid $37,500 in respect of his partial year of Board service during 2011, which amount was paid half in cash and half in Company stock.

(4)
Elected by the Board of Directors on June 24, 2011, effective as of the creation of a vacancy on July 1, 2011. On April 2, 2012, Mr. Igelman was paid $37,500 in respect of his partial year of Board service during 2011, which amount was paid half in cash and half in Company stock.

(5)	Messrs. Lea and Richardson resigned from the Board of Directors on March 30, 2011.

(6)	Mr. Mauer was elected by the Board of Directors on November 28, 2011.

(7)	Mr. Miller resigned from the Board of Directors on May 2, 2011.

(8)	Messrs. Samson and Thornton resigned from the Board of Directors on July 1, 2011.
Annual Stock Awards and Meeting Fees
The following table sets forth the schedule of annual stock grants and meeting fees for non-employee directors in effect during 2011:

Type of Fee	Dollar Amount
Value of Annual Stock Grant	$75,000
Attendance Fee per Committee Meeting Attended	$1,000
Attendance Fee per Board Meeting Attended	$1,000
Each non-employee director received $1,000 for each Board and each Committee meeting attended and is also reimbursed for out-of-pocket expenses, including travel expenses, incurred serving as a director.

COMPENSATION DISCUSSION AND ANALYSIS
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated individuals who were serving as executive officers as of December 31, 2011.
During 2011, Dov Charney served as the Company's Chairman of the Board and Chief Executive Officer. Adrian Kowalewski served as the Company's Executive Vice President and Chief Financial Officer until February 7, 2011, when John J. Luttrell was appointed as the Company's Executive Vice President and Chief Financial Officer. After February 7, 2011 and until October 7, 2011, Adrian Kowalewski served as Executive Vice President, Corporate Strategy of the Company. Our three other most highly compensated executive officers during 2011 who were serving as of December 31, 2011 were Martin Bailey, Glenn A. Weinman and Adrian Taylor. Thomas M. Casey served as Acting President of the Company until his resignation on November 18, 2011. Martin Staff served as Chief Business Development Officer of the Company from March 21, 2011 until November 4, 2011. Each of Messrs. Casey and Staff would have been one of the Company's three other most highly compensated executive officers if he had still been serving as an executive officer as of December 31, 2011. These individuals are referred to as the “Named Officers” herein.
The Company's current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. Dov Charney, our Chief Executive Officer and Chairman of the Board, in consultation with the other Named Officers, recommends to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for executive officers, including the Named Officers. Our Chief Financial Officer provides the Compensation Committee with documents used by the committee in the determination of executive compensation.
Executive Compensation Program Objectives and Overview
It is the Company's intent that its executive compensation programs achieve three fundamental objectives:

•	Competitive Compensation. The Company should provide competitive compensation opportunities so that it can attract, motivate and retain qualified executive officers.

•
Pay for Performance: Hold Executives Accountable. A substantial portion of compensation should be tied to the performance of the Company (and/or relevant department or segment) and individual performance.

•
Alignment of Executive Incentives with Stockholder Interests. A substantial portion of compensation should be contingent on the Company's performance. As an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance.

As described in more detail below, the material elements of our executive compensation program will generally include, at the discretion of the Compensation Committee, some or a mix of the following: a base salary, an annual cash incentive bonus opportunity, and a performance equity plan component. The base salary is the element of our current executive compensation program with respect to which the value of the benefit in any given year is generally not variable. We believe that in order to attract, motivate and retain top-caliber executive officers, we need to provide executive officers with predictable compensation amounts that reward the executive officer's continued service. The base salaries are paid out on a short-term or current basis. We anticipate that any bonus awarded in any given year will depend on the performance of the individual and the performance of the Company. Any bonuses would generally be paid out on a short-term basis, such as at year end or upon completion of significant projects. Performance equity awards would generally be made on a longer-term basis. We believe that a mix of longer-term benefits, geared toward retention of executives, and short-term benefits, focused on recruitment, will allow us to achieve our dual goals of attracting and retaining executive officers.
Our cash incentive bonus opportunity is a compensation mechanism used to hold executive officers accountable by directly linking performance to compensation. We believe the ability to reward excellence and pass along the consequences of poor performance aligns our executive officers' interests with those of our stockholders and helps us to attract, motivate and retain executive officers. Our performance equity incentives also align our executive officers' interests with those of our stockholders, helping the Company to hold executive officers accountable for performance and to motivate and retain high-performing executive officers.
These compensation elements are intended to create a total compensation package for each executive officer that we believe will achieve our compensation objectives, providing competitive compensation opportunities that reward performance and align executives' incentives with the interests of stockholders.
The Company has employment agreements with Dov Charney, Chairman of the Board and Chief Executive Officer, John J.

Luttrell, the Company's current Executive Vice President and Chief Financial Officer, and Glenn A. Weinman, Senior Vice President, General Counsel and Secretary. For a more complete description of current employment agreements with the Named Officers, see “Description of Employment Agreements” below.
Current Executive Compensation Program Elements
Base Salaries
The Compensation Committee reviews and approves base salaries for executive officers, including Named Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation Committee generally reviews the base salaries for each executive officer in the first quarter of each year to set salaries, and intends to consider market data, individual compensation history, pay in relation to other executive officers at the Company, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.
Annual Bonus Awards
The Compensation Committee has the authority to set annual bonus targets and performance criteria under the Company's 2011 Omnibus Stock Incentive Plan and believes that this annual bonus program is an important part of creating an incentive for the Company's executives to achieve specific goals across various measures of performance. For the performance period beginning on January 1, 2011 and ending on December 31, 2011, the named executive officers were eligible to achieve bonuses based on various weightings (which were different for each executive based on the nature of his duties and responsibilities) of Sales, EBITDA, Debt, Inventory and Cost Per Piece, as well as a discretionary portion. The total target bonus as a percentage of base salary was 150% for Mr. Charney, 75% for Messrs. Luttrell, Weinman and Bailey, and 50% for Mr. Taylor. The total annual incentive payments with respect to 2011 set forth in the Summary Compensation Table reflect the Compensation Committee's determination of the achievement of these various components, and the total annual bonus paid to each executive as a percentage of base salary was 101%, 44%, 50%, 54% and 32% respectively.
Long-Term Equity Incentive Awards
The Compensation Committee has the authority to grant stock options, restricted stock and other awards to executive officers under the Company's 2011 Omnibus Stock Incentive Plan.
On March 1, 2012, the Compensation Committee approved grants to Messrs. Luttrell, Weinman and Taylor of 75,000, 60,000 and 40,000 shares of the Company's common stock, respectively, with each award vesting as to one-third of the shares on each of March 1, 2013, 2014 and 2015. The Compensation Committee believes that these grants will serve to further align the interests of the Company's executives and the Company's stockholders.
Severance and Other Benefits Upon Termination of Employment
In order to support our compensation objectives of attracting, retaining and motivating qualified executive officers, we believe that, in certain cases, we may decide to provide executive officers with severance protections upon certain types of termination. These severance protections are negotiated on an individual basis. American Apparel has not entered into any change in control agreements. The Company has entered into severance arrangements with Dov Charney, John J. Luttrell, and Glenn A. Weinman.
For a more complete description of current employment agreements with the Named Officers, see “Description of Employment Agreements” below.
Option Grant Practices and Policies
The Compensation Committee may, from time to time, grant stock options under the 2011 Omnibus Stock Incentive Plan, as determined by the Compensation Committee.
Section 162(m) Policy
Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The Compensation Committee intends to consider the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible, if it determines that such award is consistent with its philosophy and is in our and our stockholders' best interests.
The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual bonus plan focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, executives' annual bonuses are determined using multiple performance criteria and are subject to reduction by the Compensation Committee based on the executive's individual performance. The Compensation Committee believes that the annual bonus plan appropriately balances risk and the desire to focus executives on specific short-term goals important to the Company's success, and that it does not encourage unnecessary or excessive risk taking. The Compensation Committee believes that our current executive compensation program provides an appropriate balance between the goals of increasing the price of the Company's Common Stock and avoiding risks that could threaten our growth and stability. In addition, it is intended to be the practice of the Compensation Committee to grant executive officers a mixture of stock options and restricted stock as described above. The Compensation Committee believes that such awards would not encourage unnecessary or excessive risk taking since the ultimate value of the awards would be tied to the Company's stock price, and since grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.
Stockholder Advisory Vote on Executive Compensation
The Company's 2011 proxy included an advisory vote on executive compensation (Proposal 4) and an advisory vote on the frequency of an advisory vote on executive compensation (Proposal 5). The results of these advisory votes were included in the results of voting at the Company's 2011 Annual Meeting, as reported in Form 8-K filed with the SEC on June 27, 2011. Stockholders voted for the approval of the compensation of the Company's executive compensation by a vote of 46,305,428 for to 4,757,266 against with 38,780 abstaining and 13,124,449 broker non-votes. The votes cast with respect to the frequency of an advisory vote on executive compensation were 44,151,550 for a vote every three years, 1,966,307 for every two years, 4,899,164 for a vote each year, 84,453 abstaining and 13,124,449 broker non-votes. The Compensation Committee considered the results of these advisory votes in determining to recommend to the Board that a stockholder advisory vote on executive compensation be held every three years and in evaluating the extent to which the Company's executive compensation programs are effective at achieving the goals of the Compensation Committee and the Board. The next stockholder advisory vote on executive compensation will be included in the 2014 Proxy Statement, and the next stockholder advisory vote on the frequency of the stockholder advisory votes on executive compensation will be included in the Company's 2017 Proxy Statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this Compensation Committee Report, each of whom is independent as defined by NYSE Amex listing standards.
The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for the 2012 Annual Meeting, as filed with the SEC.

By the Compensation Committee,

Robert Greene
Allan Mayer
William Mauer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
From January 1, 2011 through May 1, 2011, Keith Miller, Robert Greene, Allan Mayer and Mark A. Thornton served as members of the Compensation Committee. On May 2, 2011, Keith Miller resigned from the Board of Directors. On July 1, 2011, Mark Thornton resigned from the Board of Directors. On November 28, 2011, William Mauer was elected by the Board of Directors to serve as a director and a member of the Compensation Committee. During 2011, no current member of the Compensation Committee was an officer or employee of the Company, formerly an officer of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Company's Compensation Committee during the year ended December 31, 2011.

SUMMARY COMPENSATION TABLE
The following table presents information regarding compensation of our Named Officers for services rendered during 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation Earnings ($)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)		Total
(a)	(b)	(c)		(d)	(e)		(f)		(g)		(h)	(i)		(j)
Dov Charney,	2011	750,000		—	10,085,176	(3)	—		753,758		—	17,210	(4)	11,606,144
Chairman of the Board and Chief Executive Officer	2010	764,423		—	—		—		—		—	17,210	(4)	781,633
	2009	750,000		—	—		—		1,124,401		—	17,210	(4)	1,891,611

John J. Luttrell,	2011	354,820		—	276,500	(6)	401,240	(6)	202,600	(7)	—	—		1,235,160
Executive Vice President and Chief Financial Officer (5)	2010	—		—	—		—		—		—	—		—
	2009	—		—	—		—		—		—	—		—

Adrian Kowalewski,	2011	210,539		—	—		—		—		—	1,287,466	(9)	1,498,005
Former Executive Vice President and Chief Financial Officer (8)	2010	284,726		—	2,039,999	(6), (9)	—		—		—	351,086	(10)	2,675,811
	2009	246,250	(11)	—	—		—		—		—	—		246,250

Martin Bailey,	2011	300,000		—	—		—		160,981		—	49,094	(12)	510,075
Chief Manufacturing Officer	2010	305,769		—	2,550,001	(6)	—		—		—	487,952	(10), (12)	793,721
	2009	300,000	(13)	—	—		—		—		—	49,094	(12)	349,094

Glenn A. Weinman,	2011	375,000		—	—		—		188,380		—	—		563,380
Senior Vice President, General Counsel and Secretary	2010	340,961		—	124,951	(6)	—		—		—	21,644	(10)	487,556
	2009	252,692	(14)	—	—		—		—		—	—		252,692

Adrian Taylor	2011	218,665		—	—		—		70,123		—	—		288,788
Corporate Controller (15)	2010	—		—	—		—		—		—	—		—
	2009	—		—	—		—		—		—	—		—

Thomas M. Casey,	2011	354,630		—	—		—		—		—	417,244	(17)	771,874
Former Acting President of the Company (16)	2010	92,308		—	—		773,000	(6)	75,000	(18)	—	—		940,308
	2009	—		—	—		—		—		—	—		—

Martin Staff,	2011	378,666		—	600,000	(6), (20)	—		—		—	606,294	(20)	1,584,960
Former Chief Business Development Officer (19)	2010	—		—	—		—		—		—	—		—
	2009	—		—	—		—		—		—	—		—

(1)	Includes bonuses earned in the year indicated, regardless of when paid.
(2)	Except as otherwise set forth below, amounts of perquisites and other personal benefits are less than $10,000 and accordingly are omitted.
(3)
Represents the grant date fair value of Mr. Charney's anti-dilution rights granted under the April 27, 2011 Purchase Agreement between American Apparel, Inc. and Dov Charney and are further described in Note 14 to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Annual Report.

(4)	Personal benefits include $17,210 in life insurance premiums paid on policies held by Mr. Charney. The face value of these policies is $25.0 million.
(5)	On February 7, 2011, John J. Luttrell joined the Company as Executive Vice President and Chief Financial Officer.
(6)
Represents the aggregate grant date fair value, computed in accordance with ASC 718, of stock awards and stock options granted in fiscal year 2010 and 2011. Assumptions used in the calculation of stock option grant date fair values are further described in Note 15 to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Annual Report.

(7)	Includes $25,000 bonus earned and paid during 2011 for the achievement of certain goals as established in Mr. Luttrell's employment agreement.
(8)
From December 2008 to February 2011, Mr. Kowalewski served as Executive Vice President and Chief Financial Officer. In February 2011, Mr. Kowalewski was appointed Executive Vice President, Corporate Strategy. Mr. Kowalewski resigned as Executive Vice President, Corporate Strategy and as a member of the Board of the Company effective October 7, 2011.

(9)
In connection with Mr. Kowaleski's resignation, the unvested portion of the restricted stock award granted to him in 2010, equal to 1,066,666 shares as of the resignation date, became fully vested and non-forfeitable as of October 31, 2011 and the Company recorded additional stock compensation of $1,287,466.

(10)	Represents tax gross-up related to the 20% vested portion of November 26, 2010 RSAs.
(11)	In 2009, Mr. Kowalewski received an increase to his base salary, resulting in a salary of $285,000 per year. In November 2010, Mr. Kowalewski voluntarily reduced his annual salary to $245,000.
(12)
Personal benefits include $9,600 for payment of the executive officer's share of the Company's health insurance premium, $15,500 vehicle allowance and $24,000 in life insurance premiums paid on policies held by Mr. Bailey. The face value of these policies is $2.0 million.

(13)	During 2008, Mr. Bailey received an increase to his base salary, resulting in a salary of $300,000 per year.
(14)	Mr. Weinman joined American Apparel in February 2009. During 2010, Mr. Weinman received an increase to his base salary, resulting in a base salary of $375,000 per year.
(15)	Prior to 2011, Mr. Taylor served in his present capacity as Corporate Controller but was not considered a named executive officer under Item 402(a)(3)(iii) of Regulation S-K.
(16)	Mr. Casey served as Acting President of the Company from October 1, 2010 until his resignation effective November 18, 2011.
(17)	Includes severance benefits of $400,000 to be paid over 12 months and health insurance benefits for a period of 12 months.
(18)	Represents payment for Mr. Casey's delivery of a strategic plan per Mr. Casey's employment agreement.
(19)	Mr. Staff served as Chief Business Development Officer from March 21, 2011 until November 4, 2011.
(20)
Includes severance benefits of $300,000 and health insurance benefits for a period of six months. In addition, Mr. Staff received a $300,000 cash payment in lieu of the restricted stock award granted to him in 2011.

Compensation of Named Officers
The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2011, 2010 and 2009. The primary elements of each Named Officer's total compensation reported in the table are base salary, bonuses, and the other benefits listed in Column (i) of the “Summary Compensation Table,” as further described in the footnotes to the table identified therein.
The “Summary Compensation Table” should be read in conjunction with the narrative descriptions that follow. A description of the material terms of the employment agreements currently in force with respect to Named Officers is provided immediately following this paragraph.

Description of Employment Agreements
The following are descriptions of the terms of the employment agreements with Dov Charney, John J. Luttrell and Glenn A. Weinman, our only Named Officers with employment agreements.
Dov Charney, Chairman of the Board and Chief Executive Officer
The Company and Dov Charney are parties to an employment agreement effective as of April 1, 2012, pursuant to which Mr. Charney will serve as the Company's Chief Executive Officer for a term ending on March 31, 2015. This term will automatically extend for successive one-year periods unless either party provides written notice of non-renewal.
Under Mr. Charney's prior employment agreement dated December 12, 2007, Mr. Charney received: (i) a base salary of $750,000 per year, subject to increase based on the annual review of the Board, (ii) a target annual bonus of 150% of his base salary and (iii) a long-term bonus over the initial three-year term of the employment agreement of up to 300% of his base salary upon the Company's attainment of performance objectives to be determined by the Board or the Compensation Committee. Mr. Charney's prior employment agreement also provided that he was eligible to participate in the Company's employee benefit plans (including, without limitation, those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, life, health and dental insurance, vacation benefits and reimbursement of reasonable and necessary business expenses).
Mr. Charney's new employment agreement provides that: (i) Mr. Charney will receive a base salary of $800,000 per year, which shall be subject to review by the Board of Directors at least annually, and may be subject to increase based on such review; (ii) subject to certain conditions, Mr. Charney may be entitled to receive a target annual bonus of 150% of his base salary; and (iii) subject to the Company's achievement of specific EBITDA targets in 2012, 2013 and 2014, Mr. Charney may be entitled to the right to be granted an aggregate total of up to 7,500,000 shares of common stock of the Company. The other benefits, including severance benefits, are materially consistent with the provisions of his prior employment agreement. See “Potential for Payments Upon Termination or Change of Control” for additional information regarding Mr. Charney's employment agreement.
John J. Luttrell, Executive Vice President and Chief Financial Officer
In February 2011, John J. Luttrell joined the Company as Executive Vice President and Chief Financial Officer. In connection with Mr. Luttrell's appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Luttrell entered into an employment agreement pursuant to which Mr. Luttrell will serve as the Company's Executive Vice President and Chief Financial Officer for an initial term of one year, commencing on February 7, 2011, which term will automatically extend for successive one-year periods as of each February 7 (beginning February 7, 2012) unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. Mr. Luttrell's employment agreement provides that he will receive a minimum base salary of $400,000 per year, subject to increase based on the annual review of the Compensation Committee. Mr. Luttrell's employment agreement also provides that he was entitled to a bonus of up to $25,000 for achieving certain specified goals in 2011. In addition, Mr. Luttrell will be eligible to receive an annual incentive compensation award commencing with fiscal year 2011, with a target payment equal to 75% (and a maximum payment of 100%) of his salary during each such fiscal year, subject to the terms and conditions of the Company's annual bonus plan and further subject to certain targets or criteria reasonably determined by the Board or the Compensation Committee. Mr. Luttrell will also receive grants of restricted stock and stock options covering 350,000 and 700,000 shares, respectively, under the Company's 2011 Omnibus Stock Incentive Plan or any successor plan, and will participate in the benefit plans that the Company maintains for its executive officers and receive certain other standard benefits (including, without limitation, relocation expenses and reimbursement of travel and business-related expenses). See “Potential Payments upon Termination or Change of Control” for additional information regarding Mr. Luttrell's employment agreement.
Glenn A. Weinman, Senior Vice President, General Counsel and Secretary
In February 2009, Glenn A. Weinman joined the Company as Senior Vice President, General Counsel and Secretary. In connection with Mr. Weinman's appointment as Senior Vice President, General Counsel and Secretary, the Company and Mr. Weinman entered into an employment agreement, pursuant to which Mr. Weinman will serve as the Company's General Counsel and Secretary for an initial two-year term, commencing on February 17, 2009, which term will automatically extend for successive one-year periods unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. His employment agreement provides that Mr. Weinman will receive a minimum base salary of $300,000 per year, subject to increase based on the annual review of the Compensation Committee, and an opportunity to earn performance bonuses as may be determined by the Board of Directors. During 2010, Mr. Weinman received an increase to his base salary, resulting in a base salary of $375,000 per year. His employment agreement also provides that Mr. Weinman will be eligible for stock and stock option grants under the Company's 2011 Omnibus Stock Incentive Plan, as may determined by the Compensation Committee, and will participate in the benefit plans that the Company maintains for its executive officers and receive certain other standard benefits (including, without limitation, vacation benefits and reimbursement of travel and business-related expenses, dues and fees). See “Potential for Payments upon Termination or Change of Control” for additional information regarding Mr. Weinman's employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	700,000	$0.815	10,560,000
Equity compensation plans not approved by stockholders	—	—	—
Total	700,000	$0.815	10,560,000

GRANTS OF PLAN-BASED AWARDS
The following table presents information regarding grants of plan-based awards for our Named Officers during the fiscal year ended December 31, 2011.

				Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Approval Date	Grant Date		Threshold ($)	Target ($) (1)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Dov Charney	3/31/11	3/1/12		—	753,758	—	—	—	—	—	—	—	—
	4/26/11	4/26/11	(3)	—	—	—	—	12,659,994	—	—	—	—	7,105,822
	4/26/11	7/12/11	(3)	—	—	—	—	7,755,807	—	—	—	—	2,979,354

John J. Luttrell	3/31/11	3/1/12	(2)	—	177,600	—	—	—	—	—	—	—	—
	2/7/11	10/10/11	(4)	—	—	—	—	—	—	—	700,000	0.815	401,240
	2/7/11	10/10/11	(4)	—	—	—	—	—	—	350,000			276,500

Martin Bailey	3/31/11	3/1/12		—	160,981	—	—	—	—	—	—	—	—

Glenn A. Weinman	3/31/11	3/1/12		—	188,380	—	—	—	—	—	—	—	—

Adrian Taylor	3/31/11	3/1/12		—	70,123	—	—	—	—	—	—	—	—

Thomas M. Casey				—	—	—	—	—	—	—	—	—	—

Adrian Kowalewski				—	—	—	—	—	—	—	—	—	—

Martin Staff				—	—	—	—	—	—	—	—	—	—
(1) Represent bonus payments approved by the Compensation Committee of the Board of Directors on March 1, 2012 for the performance period from January 1, 2011 through December 31, 2011.
(2) Excludes the $25,000 earned and paid during 2011 for the achievement of certain goals as established in Mr. Luttrell's employment agreement.
(3) Anti-dilution rights granted under the April 27, 2011 Purchase Agreement between American Apparel, Inc., and Dov Charney.
(4) Award granted under the 2011 Performance Equity Plan.

Stock Options and Other Equity Awards
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below provides information about outstanding equity awards of each of our Named Officers during the fiscal year ended December 31, 2011.

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Enearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
(a)	(b)		(c)		(d)	(e)	(f)
Dov Charney	—		—		—	—	—
John J. Luttrell	175,000	(1)	525,000	(1)	—	$0.815	10/10/21
Martin Bailey	—		—		—	—	—
Glenn A. Weinman	—		—		—	—	—
Adrian Taylor	—		—		—	—	—
Thomas M. Casey	—		—		—	—	—
Martin Staff	—		—		—	—	—
Adrian Kowalewski	—		—		—	—	—

	STOCK AWARDS
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
(a)	(g)		(h)		(i)		(e)
Dov Charney	—		—		20,415,801	(2)	14,699,377
John J. Luttrell	262,500	(1)	189,000	(1)	—		—
Martin Bailey	1,000,000	(3)	720,000		—		—
Glenn A. Weinman	49,000	(3)	35,280		—		—
Adrian Taylor	100,000	(3)	72,000		—		—
Thomas M. Casey	—		—		—		—
Martin Staff	—		—		—		—
Adrian Kowalewski	—		—		—		—

(1) 25% of the total shares granted vested upon grant and 25% of the shares will vest on each of January 1, 2012, 2013 and 2014.
(2) Shares granted pursuant to the anti-dilution rights agreement are issuable in three equal installments based on target volume weighted average closing prices as determined during each measurement period and which is further described in Note 14 to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Annual Report.
(3) 20% of the total shares granted vested upon grant and 20% of the shares will vest on each of the four anniversaries following the grant date.

OPTIONS EXERCISED AND STOCK VESTED
The table below provides information about stock vested for each of the Named Officers during the fiscal year ended December 31, 2011.

Name	Number of Shares Acquired on Exercise (#)	Value Related on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Dov Charney	—	—	—	—
John J. Luttrell	—	—	87,500	71,313
Martin Bailey	—	—	333,333	218,333
Glenn A. Weinman	—	—	16,333	10,698
Adrian Taylor	—	—	33,333	21,833
Thomas M. Casey	—	—	130,000	135,200
Adrian Kowalewski	—	—	1,066,666	913,777
Potential Payments Upon Termination or Change of Control
In the discussion that follows, payments and other benefits payable upon early termination are set out as if the terminations took place on December 31, 2011. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown. Also, benefits that are available to all full-time regular employees when their employment terminates are not shown. The amounts set forth below are estimates of the amounts which could be paid out to the Named Officers upon their termination. The actual amounts to be paid out can only be determined at the time of such Named Officer's separation from the Company.
The following are descriptions of potential payments upon termination or change of control with respect to the employment agreements of our executive officers.
Dov Charney, Chairman of the Board and Chief Executive Officer
Mr. Charney's employment agreement provides that in the event that his employment is terminated (i) by the Company without “cause” or (ii) by Mr. Charney for “good reason,” Mr. Charney will be entitled to the following: (1) a pro rata portion of his annual and long term performance bonuses for the year in which he is terminated as if 100% of the performance targets were met, (2) a payment equal to the greater of (x) annual base salary for the remainder of his employment contract or (y) two times the sum of his annual base salary and maximum annual performance bonus, (3) immediate vesting of all equity awards granted to him by the Company (other than the award which may be granted pursuant to his April 1, 2012 employment agreement) and (4) all lock-up restrictions on all of Mr. Charney's stock in the Company will immediately lapse.
In the event of a change in control, if any payments or benefits due to Mr. Charney in connection with the change in control, including payments as a result of termination of his employment, will be subject to excise taxes as defined in his employment agreement, Mr. Charney will be entitled to a tax gross-up for all effects of the excise taxes. If a change in control had occurred as of December 31, 2011, and Mr. Charney had received the termination lump sum payments described above, he would have been entitled to a tax gross-up payment of up to approximately $10.5 million. This calculation is dependent on prior compensation as defined under applicable sections of the Internal Revenue Code.
Upon termination of Mr. Charney's employment by the Company with “cause” or due to Mr. Charney's permanent incapacity or death, the Company will pay Mr. Charney any unreimbursed expenses then owed by the Company to Dov Charney and all accrued but unpaid wages. Mr. Charney will not be entitled to any other consideration or compensation.
Had Mr. Charney separated from the Company as of December 31, 2011, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $4.9 million (of which $4.9 million is attributable to bonuses and $0 is attributable to salary).
John J. Luttrell, Executive Vice President and Chief Financial Officer
Mr. Luttrell's employment agreement provides that if Mr. Luttrell is terminated without “cause” or if he resigns for “good reason,” the Company will pay Mr. Luttrell the following: (a) his base salary accrued through the date of such resignation or termination and, subject to entering into a release, continued payment of Mr. Luttrell's then-current base salary for a period of twelve months (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; and (c) any unreimbursed expenses. In addition, in such case, Mr. Luttrell and his eligible dependents will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Luttrell is entitled to comparable benefits by a subsequent employer, continued participation in the Company's medical, dental and insurance plans and arrangements. If the Company elects not to extend Mr. Luttrell's term of employment, then unless Mr. Luttrell's employment has been earlier terminated, Mr. Luttrell's employment will be deemed to terminate at the end of the applicable term and the Company will pay Mr. Luttrell the amounts set forth in clauses (a) through (c) above in this paragraph.
If Mr. Luttrell's employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any unreimbursed expenses; and (c) only in the case of a termination because of his death or disability, (x) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs and (y) a pro rated amount of his target annual performance bonus, if any, for the calendar year in which such termination of employment occurs.
Had Mr. Luttrell separated from the Company as of December 31, 2011, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $400,000 plus health insurance benefits, of $467 per month, for a period of 12 months after he leaves the Company, or until comparable benefits are obtained from a new employer.
Glenn A. Weinman, Senior Vice President, General Counsel and Secretary
Mr. Weinman's employment agreement provides that if Mr. Weinman is terminated without “cause” or if he resigns for “good reason,” the Company will pay Mr. Weinman the following: (a) his base salary accrued through the date of such resignation or termination and continuing for a period of one year after the date of such resignation or termination (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (c) a bonus for the calendar year in which such termination or resignation occurs equal to his target annual performance bonus, if any, for such year and each subsequent calendar year included in whole or in part within the Continuation Period (prorated in the case of any partial calendar year based on the number of days included in such Continuation Period); and (d) any unreimbursed expenses and all stock and stock option grants awarded to Mr. Weinman by the Company also will become vested and exercisable. In addition, in such case, Mr. Weinman will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Weinman is entitled to comparable benefits by a subsequent employer, continued participation in the Company's medical, dental and insurance plans and arrangements.
If Mr. Weinman's employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason,” the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs; (c) only in the case of a termination because of his death or disability, a prorated amount of his target annual performance bonus for the calendar year in which such termination of employment occurs; and (d) any unreimbursed expenses. If Mr. Weinman's employment terminates by reason of his death, in lieu of the payment schedule described above, his beneficiary or estate may elect to receive a single lump sum payment equal to the present value of all such payments.
Had Mr. Weinman separated from the Company as of December 31, 2011, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $855,880 plus health insurance benefits, of $1,437 per month, for a period of 12 months after he leaves the Company, or until comparable benefits are obtained from a new employer.
Pension Benefits and Nonqualified Defined Contribution Plans
The Company's Named Officers did not participate in, or otherwise receive any benefits under, any pension or non-qualified defined contribution plans sponsored by the Company during 2011 or any other prior years.

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information available to the Company as of the Record Date, with respect to shares of Common Stock held by (i) our Named Officers (as defined under “Compensation Discussion and Analysis” above), (ii) each director, including the Class B Nominees, (iii) each stockholder who is known to the Company to be the beneficial owner of more than 5% of our issued and outstanding Common Stock based on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, and (iv) all of our current directors and executive officers as a group.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner (1)(6)	Number	Percent of Class

Dov Charney (2)	45,805,866	43.3%	%

Lion/Hollywood LLC (3)	21,606,025	20.4%	%
c/o Lion Capital (Americas) Inc. 888 Seventh Avenue New York, NY 10019

Goodman & Company, Investment Counsel Ltd. (4)	13,607,967	12.9%	%
One Adelaide Street East, 29th Floor Toronto, Ontario M5C 2V9 Canada

Martin Bailey	1,666,667	*

John J. Luttrell	353,557	*

Adrian Taylor	190,087	*

Glenn A. Weinman	161,667	*

Robert Greene	63,758	*

Allan Mayer (5)	61,758	*

William Mauer	50,000	*

Martin Staff	500	*

Thomas M. Casey		*

Alberto Chehebar		*

David Danziger		*

Marvin Igelman		*

Adrian Kowalewski		*

All directors, executive officers and Lion/Hollywood LLC as a group (14 persons) (7)	48,353,860	45.7%	%

(1)
This table is based upon 105,894,584 shares of Common Stock outstanding as of March 31, 2012 and upon information supplied by officers, directors, principal stockholders and the Company's transfer agent, and contained in schedules filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the directors and executive officers in this table is c/o American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021.

(2)
A total of 37,258,065 of these shares are subject to a lock-up agreement and cannot be sold, subject to certain exceptions, without the Company's consent, until the expiration of the restricted period under the lock-up agreement (as extended by a separate agreement entered into in March 2009) upon the earlier of (i) December 31, 2013 and (ii) the occurrence of certain events. See “Certain Relationships and Related Transactions” below for further description of the lock-up agreement.

(3)
According to the Schedule 13D filed on March 16, 2012, as of March 1, 2012, Lion held warrants exercisable to purchase a total of up to 21,606,025 shares of common stock. See “Certain Relationships and Related Transactions” below for further description of the warrants held by Lion.

(4)	According to the Schedule 13G filed on January 10, 2012.

(5)	1,000 shares are held by a trust established for the benefit of Mr. Mayer and his family, of which Mr. Mayer is Trustee.

(6)
If a person has the right to acquire shares of common stock subject to options and other convertible or exercisable securities, such as warrants, within 60 days of March 31, 2012, then such shares are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options and warrants may be acquired within 60 days of March 31, 2012 and are included in the table above: Lion/Hollywood, L.L.C. (21,606,025 shares issuable upon exercise of the Lion Warrants, all as further described below under “Certain Relationships and Related Transactions”). For stock awards granted to our executive officers, the total number of shares of common stock granted have been included in the table above even though those stock awards may be subject to vesting. For more information, see “Stock Options and Other Equity Awards-Outstanding Equity Awards at Fiscal Year-End” contained herein.

(7)
Includes (i) 48,353,860 shares owned by our current directors and executive officers; and (ii) 1,000 shares held by a trust established for the benefit of Mr. Mayer and his family, of which Mr. Mayer is Trustee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under its charter, the Audit Committee is charged with reviewing the Company's policies relating to the avoidance of conflicts of interest and reviewing all related party transactions that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, or any successor provision. Additionally, the Audit Committee is responsible for reviewing the Company's program to monitor compliance with the Company's Code of Ethics. The Company's Code of Ethics is applicable to all directors, officers and employees and provides examples of conflict of interest situations as including, but not limited to, the following: any significant ownership interest in any supplier or customer; any consulting or employment relationship with any customer, supplier or competitor; any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company; the receipt of money, non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings; being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any close relative; selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell; and any other circumstance, event, relationship or situation in which the personal interest of a person subject to the Code of Conduct interferes, or even appears to interfere, with the interests of the Company as a whole. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.
The following are the material transactions or agreements between the Company and related persons. The Audit Committee has approved or ratified all of these transactions. All dollar amounts in this section are in United States dollars unless stated otherwise.
Lion Credit Agreement
On March 13, 2009, the Company entered into the Lion Credit Agreement, pursuant to which the Company borrowed $75,000,000 and issued to Lion a warrant (the “2009 Lion Warrant”). An additional $5,000,000 of loans made to the Company under the Lion Credit Agreement constituted a fee paid by the Company to Lion Capital (Guernsey) II Limited (“Lion Capital Guernsey”). Lion Capital Guernsey subsequently assigned such loans and its rights and obligations under the Lion Credit Agreement to Lion Capital (Americas), Inc. Lion Capital is the sole stockholder of Lion Capital (Americas) Inc. Neil Richardson is a founder and designated member of Lion Capital and served as a director of the Company until he resigned on March 30, 2011. On April 26, 2011, the Company and Lion entered into the Sixth Amendment. The Lion Credit Agreement, pursuant to the Fifth Amendment and the Sixth Amendment thereto also includes certain anti-dilution provisions that require the Company to (i) issue new warrants to Lion in the event of certain issuances and sales of common or preferred stock (including securities convertible, exercisable or exchangeable for common or preferred stock) or a debt-for-equity exchange by the Company prior to the repayment of the obligations under the Lion Credit Agreement and (ii) reduce the exercise price of the warrants issued to Lion to the lowest issued price for such issuance, sale or exchange, as applicable. The Seventh Amendment, entered into on March 13, 2012, extended the maturity of the Lion Credit Agreement to December 31, 2015, modified the minimum EBITDA covenant therein and provided for the payment in cash of interest at an annual rate of 5.0%, with the remainder of interest due payable in cash or in kind at the option of the parties the Company. In connection with the Seventh Amendment, the Company and Lion also entered into the 2012 Lion Warrant Amendments, described below under “Lion Warrants.”
The descriptions of the Lion Credit Agreement, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment are qualified in their respective entireties by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 16, 2009, October 6, 2009, January 6, 2010, April 1, 2010, June 24, 2010, October 1, 2010, February 1, 2011, February 15, 2011, February 22, 2011, March 28, 2011, April 28, 2011 and March 19, 2012, and the documents filed as exhibits to such Current Reports.
Lion Warrants
In connection with the Lion Credit Agreement, on March 13, 2009, the Company issued to Lion the 2009 Lion Warrant, which is exercisable at any time during its term, which initially had an expiration date of February 2016, to purchase an aggregate of 16,000,000 shares of Common Stock at an initial exercise price of $2.00 per share, subject to adjustment under certain circumstances. As a result of the issuances of shares of Common Stock pursuant to the Investor Purchase Agreement and the March Purchase Agreement (as defined below), as described below, in accordance with the Fifth Amendment and the Sixth Amendment, the exercise price of the 2009 Lion Warrant was reduced to $1.00 per share, and the term of the 2009 Lion Warrant was extended from February 2016 to February 2018.
On March 24, 2011, as a result of the issuance of shares of Common Stock pursuant to the March Purchase Agreement, and in accordance with the Fifth Amendment, the Company issued to Lion the March 2011 Lion Warrant, which expires in February 2018 and is exercisable at any time during its term, to purchase an aggregate of 759,809 shares of Common Stock at an exercise price of $1.11 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in the March 2011 Lion Warrant or the Lion Credit Agreement. As a result of the issuances of shares of Common Stock pursuant to the Investor Purchase Agreement as described below, in accordance with the Sixth Amendment, the exercise price of the March 2011 Lion Warrant was reduced to $1.00 per share.
As a result of the issuance of shares of Common Stock pursuant to the Investor Purchase Agreement and in accordance with the Sixth Amendment, the Company issued warrants to Lion on April 16, 2011 (the “April 2011 Lion Warrant”), July 7, 2011 and July 12, 2011 (the “July 2011 Lion Warrants). The April 2011 Lion Warrant and the July 2011 Lion Warrants are exercisable at any time during their term and subject to cash settlement in certain cases, to purchase an aggregate of 3,063,101 shares of Common Stock in the case of the April 2011 Lion Warrant and an aggregate of 1,783,115 shares of Common Stock in the case of the July 2011 Lion Warrants, all at an exercise price of $1.00 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective warrant and the Lion Credit Agreement. The April 2011 Lion Warrant and the July 2011 Lion Warrants were originally set to expire in February 2018.
On March 13, 2012, in connection with the Seventh Amendment to the Lion Credit Agreement, the Company agreed to amend the 2009 Lion Warrant, the March 2011 Lion Warrant, the April 2011 Lion Warrant, and the July 2011 Lion Warrants (collectively the “Lion Warrants” and, such amendments, the “Lion Warrant Amendments”) to (i) extend the expiration date of all such warrants to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Lion Warrant or the Lion Credit Agreement, by $0.25 per share in the event of failure of the Company to achieve certain specified quarterly levels of EBITDA, as calculated in accordance with the Lion Credit Agreement.
The descriptions of the Lion Warrants and the Lion Warrant Amendments are qualified in their respective entireties by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 16, 2009, March 28, 2011, April 28, 2011, July 13, 2011 and March 19, 2012, and the documents filed as exhibits to such Current Reports.
Voting Agreements
In connection with the Lion Credit Agreement and 2009 Lion Warrant, Mr. Charney and Lion entered into the 2009 Investment Voting Agreement, dated as of March 13, 2009, and the Company and Lion entered into the Investment Agreement, dated as of March 13, 2009. Pursuant to the Investment Agreement, Lion currently has the right to designate two Investor Directors to the Board of Directors and a Board Observer. Lion's right to designate Investor Directors and a Board Observer is subject to maintaining certain minimum ownership thresholds of shares issuable under the Lion Warrant. Positions for Lion's Investor Directors and Board Observer were vacant as of the date of this Proxy Statement. See “Director Vacancies” above.
Pursuant to the 2009 Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion's designees, provided that Mr. Charney's obligation to so vote terminates if he owns less than 6,000,000 shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction). In addition, pursuant to the 2009 Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney each time Mr. Charney is nominated for election to the Board of Directors, provided that Lion's obligation to so vote terminates if either (i) Mr. Charney beneficially owns less than 27,900,000 shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and non-solicitation covenants contained in the Acquisition Agreement, as extended by a letter agreement, dated March 13, 2009, between Mr. Charney and Lion.
In connection with the Fifth Amendment, Dov Charney entered into another voting agreement (the “2011 Warrant Voting Agreement”) with Lion. Pursuant to the 2011 Warrant Voting Agreement, Mr. Charney agreed that subject to applicable law, if the Warrant Exercise Price Reset Proposal was submitted to stockholders at the Company's 2011 Annual Meeting that he would vote his Common Stock in favor of such proposal.
In connection with the Investor Purchase Agreement, Mr. Charney entered into a Voting Agreement (the “2011 Investment Voting Agreement”) with the Purchasers, pursuant to which Mr. Charney agreed to vote his Common Stock in favor of the following proposals at the Company's 2011 Annual Meeting: (i) the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock and (ii) the proposal to approve the potential issuance of Common Stock under the purchase rights granted to the Purchasers under the Investor Purchase

Agreement and the purchase rights granted to Mr. Charney under the Charney Purchase Agreement.
In connection with the 2012 Lion Warrant Amendments, Mr. Charney entered into a Voting Agreement (the “2012 Voting Agreement”) pursuant to which Mr. Charney agreed to vote his Common Stock in favor of any proposal submitted to the Company's stockholders to approve the 2012 Lion Warrant Amendments.
The foregoing descriptions of the Investment Agreement, the 2009 Investment Voting Agreement, the 2011 Warrant Voting Agreement, the 2011 Investment Voting Agreement, the 2012 Voting Agreement and the other transaction documents are qualified in their respective entireties by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 16, 2009, April 16, 2009, June 19, 2009, August 20, 2009, November 3, 2009, February 22, 2011, April 28, 2011 and March 19, 2012, and the documents filed as exhibits to such Current Reports.
Letter Agreement
In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also entered into a letter agreement, dated March 13, 2009, with the Company and Lion to extend, with respect to Mr. Charney only, the time period applicable to the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Acquisition Agreement from December 12, 2011 to December 31, 2013, provided that such extension period will terminate upon the earliest to occur of the Trigger Events described below.
In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also agreed to extend the lock-up agreement, dated as of December 12, 2007, pursuant to which Mr. Charney agreed not to make certain transfers of the 37,258,065 shares of Common Stock that he received pursuant to the Acquisition Agreement, from December 12, 2010 to December 31, 2013 (the “Extension Period”). However, the Extension Period will terminate upon the earliest to occur of the following events (the “Trigger Events”): (i) (A) Lion and its affiliates beneficially own less than 4 million shares of Common Stock issued or issuable upon exercise of the Lion Warrants and (B) the loans made pursuant to the Lion Credit Agreement have been repaid in full, (ii) Mr. Charney's employment is terminated by the Company “without cause” or (iii) Mr. Charney terminates his employment with the Company for “good reason” (the terms “without cause” and “good reason” having the respective meanings set forth in the employment agreement between Mr. Charney and the Company, dated as of December 12, 2007, as amended by the employment agreement effective April 1, 2012 and as it may be hereafter amended, supplemented or modified from time to time,). Notwithstanding the foregoing, during the Extension Period, in addition to any other transfers permitted prior to the Extension Period, Mr. Charney will have the right to transfer, in a single transaction or in multiple transactions from time to time, a number of shares of Common Stock otherwise subject to the lock-up agreement not to exceed 25% of the total number of shares of Common Stock in which Mr. Charney had a legal or beneficial interest as of December 12, 2010.
On October 28, 2009, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Charney and Lion, under which the Company and Lion agreed that notwithstanding restrictions on Mr. Charney's ability to transfer shares of Common Stock that are subject to the Lock-Up Agreement, dated December 12, 2007, executed by Mr. Charney, as extended by the Letter Agreement Re: Extension of Lock-Up Agreement, dated March 13, 2009 (the “Lock-Up Extension Letter”), among Mr. Charney, the Company and Lion, Mr. Charney has the right to pledge his right, title and interest in, to and under, in a single transaction or in multiple transactions, at any time and from time to time, an aggregate of up to five million such shares. The description of the Letter Agreement is qualified in its entirety by reference to the descriptions contained in the Current Report on Form 8-K filed by the Company with the SEC on November 3, 2009, and the documents filed as exhibits to such Current Report.
The Company entered into the Investor Purchase Agreement on April 26, 2011, pursuant to which (i) the Purchasers purchased from the Company approximately 15.8 million shares of Common Stock, at a price of $0.90 per share, for the aggregate cash purchase price of approximately $14.2 million, and (ii) the Purchasers had the right to purchase up to an aggregate of approximately 27.4 million additional shares of Common Stock at a price of $0.90 per share for an aggregate cash purchase price of up to approximately $24.7 million. For a 180-day period after the closing date, in each case subject to certain topping-up and anti-dilution adjustments for additional issuances, for cash, of Common Stock (or securities exercisable, exchangeable or convertible for Common Stock), prior to the one-year anniversary of the Closing Date, including reduction of the $0.90 per share exercise price to the lowest-issued price for New Issuances made at a price below the $0.90 per share price, subject to some exceptions, as described in the Investor Purchase Agreement.
As a condition to the Purchasers purchasing the Investor Initial Shares, the Purchasers required that Mr. Charney be provided a right to receive up to approximately 38.0 million shares of Common Stock as anti-dilution protection if the market price of the Common Stock meets certain thresholds, on the terms and conditions described in the Charney Purchase Agreement.

Loans from Mr. Charney to the Company; Purchase Agreements with Mr. Charney
At the closing of the Acquisition by Endeavor Acquisition Corp. of Old American Apparel and its affiliated companies on December 12, 2007, the Company converted C$6.0 million owed to Mr. Charney into two loans payable, maturing in December 2012 and bearing interest at 6% from December 12, 2007, subordinated to Toronto Dominion Bank, in connection with the Company's Canadian-dollar denominated line of credit (the “Canadian Note”).
On December 19, 2008, Mr. Charney loaned the Company $2.5 million in exchange for a promissory note with interest at an annual rate of 6% (the “December Note”). On February 10, 2009, Mr. Charney loaned the Company an additional $4.0 million in exchange for a promissory note with interest at an annual rate of 6% (the “February Note” and together with the December Note and the Canadian Note, the “Promissory Notes”). The February Note and the December Note were amended and restated in connection with the Lion Credit Agreement to mature in January 2013. The Promissory Notes were repaid in part in an aggregate amount equal to $3.25 million with a portion of the proceeds of the loans under the Lion Credit Agreement during fiscal year 2009.
On March 24, 2011, the Company and Mr. Charney entered into a Purchase Agreement (the “March Purchase Agreement”) pursuant to which (i) Mr. Charney purchased from the Company an aggregate of 1,801,802 shares of Common Stock at a price of $1.11 per share, for aggregate cash consideration of approximately $2.0 million (the “Purchased Shares”), and (ii) the accrued Promissory Notes, which as of March 24, 2011 had an aggregate value of approximately $4.7 million, including accrued and unpaid interest (to but not including March 24, 2011) outstanding, were canceled in exchange for an issuance by the Company of an aggregate of 4,223,194 shares of Common Stock (the “Note Shares”) at a price of $1.11 per share, with 50% of such Note Shares being issued at closing and the remaining Note Shares issuable to Mr. Charney only if prior to the third anniversary of the closing date (x) the closing sale price of the Common Stock on the NYSE Amex exceeds $3.50 for 30 consecutive trading days or (y) there is a change of control of the Company, as defined in the March Purchase Agreement.
In connection with the Investor Purchase Agreement, the Company also entered into the Charney Purchase Agreement, dated as of April 27, 2011, with Mr. Charney, pursuant to which (i) Mr. Charney purchased from the Company 777,778 shares of Common Stock at a price of $0.90 per share, for the aggregate cash purchase price of $700,000; (ii) the Company granted to Mr. Charney a right to purchase up to 1,555,556 additional shares of Common Stock for the aggregate cash purchase price of up to $1.4 million on substantially the same terms as the Investor Purchase Right granted to Purchasers in the Investor Purchase Agreement; and (iii) the Company provided Mr. Charney with the Charney Anti-Dilution Provision.
The Charney Anti-Dilution Provision provided Mr. Charney a right to receive from the Company, subject to the satisfaction of certain average volume weighted closing price targets, and other terms and conditions set forth in the Charney Purchase Agreement, up to 37,979,972 shares of Common Stock comprised of (i) up to approximately 12,659,994 shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Initial Shares, and (ii) in proportion to the exercise by the Purchasers of the Investor Purchase Right, an additional up to approximately 25.3 million shares of Common Stock as anti-dilution protection. As a result of the July 2011 exercise of purchase rights under the Investor Purchase Agreement for the purchase of a total of 8,406,163 shares of common stock, Mr. Charney has the right to receive 7,755,806 shares out of the 25,319,988 shares of common stock, subject to certain conditions. On October 23, 2011, the remaining Investor Purchase Rights, and therefore Mr. Charney's anti-dilution rights with respect to the remaining 17.5 million shares of Common Stock issuable as anti-dilution protection in proportion thereto also expired without Mr. Charney having the right to such shares. Accordingly, Mr. Charney has the right to receive a total of 20,415,800 shares of Common Stock pursuant to the Charney Anti-Dilution Provision, issuable in three equal installments, one per each measurement period set forth below, subject to meeting the applicable VWAP closing price for 60 consecutive trading days, calculated as set forth in the Charney Purchase Agreement as follows: (i) for the measurement period from April 16, 2012 to and including April 15, 2013, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $3.25 per share; (ii) for the measurement period from but not including April 16, 2013 to and including April 15, 2014, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $4.25 per share; and (iii) for the measurement period from but not including April 16, 2014 to and including April 15, 2015, the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $5.25 per share.
The description of the March Purchase Agreement and Charney Purchase Agreement is qualified in its entirety by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 28, 2011 and April 28, 2011, and the documents filed as exhibits to such Current Reports.
Personal Guarantees by Mr. Charney
Dov Charney has personally guaranteed the obligations of American Apparel, aggregating up to $9,570,000 under five property leases.

Lease Agreement Between the Company and an Affiliate of Mr. Charney and Mr. Bailey
Old American Apparel is party to an operating lease for its knitting facility with American Central Plaza, LLC. As of the date of this Proxy Statement, Dov Charney holds an 18.75% ownership interest in American Central Plaza, LLC, while Martin Bailey, the Company's Chief Manufacturing Officer, holds a 6.25% interest. The remaining members of American Central Plaza, LLC are not affiliated with the Company. The lease expired in November 2011 and was subsequently extended for the next five years on substantially the same terms. Rent expense related to this lease was $622,000 for each of the years ended December 31, 2011, 2010 and 2009.
Payments to Morris Charney
Morris Charney, Dov Charney's father (“Mr. M. Charney”), currently serves as a director of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. Day-to-day operations of these two Canadian subsidiaries are handled by other employees of these subsidiaries, none of whom performs any policy making functions for the Company. Management of American Apparel sets the policies for American Apparel and its subsidiaries as a whole. Mr. M. Charney provided the initial funding for the founding of Old American Apparel in 1998, as well as subsequent additional financing, all remaining amounts of which were repaid during 2007. Mr. M. Charney does not perform any policy making functions for the Company or any of its subsidiaries. Instead, Mr. M. Charney only provides architectural consulting services primarily for stores located in Canada and, in limited cases, in the United States. During 2011 Mr. M. Charney was paid architectural consulting fees amounting to $297,000 for his services.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE Amex. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.
Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2011, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2011, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock, except that Goodman & Company, Investment Counsel Ltd., did not file reports on Form 3, Form 4 or Form 5 during the year.
OTHER BUSINESS
The Board of Directors knows of no other matters to be brought before the stockholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies as recommended by the Board of Directors or, if no recommendation is given, in their discretion in accordance with their judgment on such matters.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS
Proposals of stockholders that are intended to be presented at our 2013 Annual Meeting of Stockholders must be received by us no later than January ___, 2013 in order to be included in the proxy statement and form of proxy relating to that annual meeting. A stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company's outstanding Common Stock for at least one year by the date of submission of the proposal, and the stockholder must continue to own such stock through the date of the meeting.
In addition, for a stockholder proposal that is not intended to be included in the Company's proxy statement for the 2013 Annual Meeting of Stockholders under the Exchange Act, written notice of the proposal, which notice must include the information required by the Bylaws, must be received by the Company's Secretary not earlier than the close of business on the 90th day prior to the 2013 Annual Meeting of Stockholders and not later than the close of business on the 60th day prior to the 2013 Annual Meeting of Stockholders. If less than 70 days notice or prior public disclosure of the date of next year's annual meeting is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 under the Exchange Act must be received no later than the close of business on the tenth day following the date on which notice of the date of such annual meeting is mailed to the stockholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first. Furthermore, receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2013 Annual Meeting of Stockholders, because there are other relevant requirements in the SEC's proxy rules.
For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

American Apparel, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK * EASY ***IMMEDIATE**

As a stockholder of American Apparel, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 27, 2012.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Go to http://www.cstproxy.com/americanapparel/2012 Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▼

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 28, 2012. This proxy statement and our 2011 Annual Report on Form 10-K are available at http://www.cstproxy.com/americanapparel/2012

Please mark your votes like this ☒ X

AMERICAN APPAREL, INC. PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" ITEMS 2 and 3.

	FOR ALL	WITH-HOLD ALL	FOR ALL EXCEPT
NOMINEES: 01. Alberto Chehebar 02. William Mauer	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. To approve the Lion Warrant Amendments.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

To change the address on your account, please check the box at right, make changes on the left. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

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Label Area 4” x 1 1/2”

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) **To commence printing on this proxy card please sign, date and fax this card to this number:** 212-691-9013 or email us your approval. **SIGNATURE:**__________ **DATE:**______ **TIME:**______ **Registered Quantity**_______ **Broker Quantity**_______ Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐	**UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO** SUNGUARD **WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS**

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature __________________ Signature __________________ Date ________, 2012.

Note: Please sign exactly as your name(s) appear(s) on this Proxy. All holders must sign. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

American Apparel, Inc.
747 Warehouse Street
Los Angeles, CA 90021

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of American Apparel, Inc., a Delaware corporation (the “Company”), hereby appoint(s) Dov Charney, John J. Luttrell and Glenn A. Weinman as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 747 Warehouse Street, Los Angeles, California 90021, on Thursday, June 28, 2012 at 10:00 a.m., Pacific Time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and our Annual Report for the year ended December 31, 2011 and revoke(s) any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS INDICATED ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person.

(Continued, and to be marked, dated and signed, on the other side)

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